                                                Filed Pursuant to Rule 424(B)(3)
                                                      Registration No. 333-59426


PROSPECTUS

                            POGO PRODUCING COMPANY

                                 $200,000,000

                               Offer to Exchange
              8 1/4% Series B Senior Subordinated Notes Due 2011
    for All Outstanding 8 1/4% Series A Senior Subordinated Notes Due 2011

The new notes

 .    will be freely tradeable and otherwise substantially identical to the outstanding notes

 .    will accrue interest from April 10, 2001 at the rate of 8 1/4% per annum, payable semi-annually in arrears on each April 15 and October 15, beginning October 15, 2001

 .    will be unsecured and will rank equally with the outstanding notes and our other unsecured senior subordinated indebtedness

 .    will not be listed on any securities exchange or on any automated dealer quotation system

The exchange offer

 .    expires at 5:00 p.m., New York City time, on June 1, 2001, unless extended


 .    is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered

In addition, you should note that

 .    all outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of new notes that are registered under the Securities Act of 1933

 .    tenders of outstanding notes may be withdrawn any time prior to the expiration of the exchange offer

 .    the exchange of outstanding notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes

You should consider carefully the risk factors beginning on page 12 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is May 2, 2001.

                               TABLE OF CONTENTS

About This Prospectus.............................................................................................      3
Forward-Looking Statements........................................................................................      3
Where You Can Find More Information...............................................................................      4
Prospectus Summary................................................................................................      5
Risk Factors......................................................................................................     12
Private Placement.................................................................................................     22
Use of Proceeds...................................................................................................     22
Ratio of Earnings to Fixed Charges................................................................................     22
Capitalization....................................................................................................     23
The Exchange Offer................................................................................................     24
Description of the Notes..........................................................................................     33
Outstanding Notes Registration Rights Agreement...................................................................     74
Book Entry; Delivery and Form.....................................................................................     75
Certain Federal Income Tax Consequences...........................................................................     77
Plan of Distribution..............................................................................................     77
Transfer Restrictions on Outstanding Notes........................................................................     78
Legal Matters.....................................................................................................     78
Experts...........................................................................................................     78
Independent Petroleum Engineers...................................................................................     79

                             About This Prospectus

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. We are submitting this prospectus to holders of outstanding notes so that they can consider exchanging their outstanding notes for new notes. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

                          Forward-Looking Statements

     Certain of the statements contained or incorporated by reference in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. If a statement is not a statement of historical fact then it is a forward-looking statement. You can identify a forward-looking statement by our use of the words "anticipate," "estimate," "expect," "may," "believe," "objective," "projection," "forecast," "goal," and similar expressions. These forward-looking statements include our statements regarding the timing of future events, the anticipated future operations of Pogo Producing Company ("Pogo" or "the Company") and our subsidiaries and Pogo's anticipated future financial position and cash requirements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. We disclose the important factors that could cause Pogo's actual results to differ materially from our expectations in cautionary statements made in this prospectus and in other filings by Pogo with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to Pogo or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Pogo's actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and other factors set forth in or incorporated by reference in this prospectus. These factors include:

     .   the cyclical nature of the oil and natural gas industries
     .   our ability to successfully and profitably find and produce oil and gas
     . expenses related to results of the recent merger of NORIC Corporation into Pogo, including the integration of its subsidiary, North Central Oil Corporation, into Pogo's operations
     .   uncertainties associated with the United States and worldwide economies
     . current and potential governmental regulatory actions in countries where Pogo owns an interest
     .   substantial competition from larger companies
     .   Pogo's ability to implement cost reductions
     . operating interruptions (including leaks, explosions, fires, mechanical failure, unscheduled downtime, transportation interruptions, and spills and releases and other environmental risks)
     . fluctuations in foreign currency exchange rates in areas of the world where Pogo owns an interest, particularly Southeast Asia, and
     .   covenant restrictions in Pogo's indebtedness.

Many of those factors are beyond Pogo's ability to control or predict. We caution you not to put undue reliance on forward-looking statements or to project any future results based on such statements or on present or prior earnings levels.

     All subsequent written and oral forward-looking statements attributable to Pogo and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

                      Where You Can Find More Information

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or information we file subsequently that is incorporated by reference into this prospectus. We are incorporating by reference into this prospectus the following documents that we have filed with the SEC, and our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the new notes is completed:

     . Our annual report on Form 10-K for the year ended December 31, 2000 (the "Annual Report")
     .   Our current report on Form 8-K filed on March 26, 2001
     .   Our definitive proxy statement filed on April 2, 2001
     .   Our current report on Form 8-K filed on April 6, 2001
     .   Our current report on Form 8-K filed on April 25, 2001

     You should rely only on the information incorporated by reference or set forth in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC relating to the new notes. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement and the exhibits and schedules for more information about us and the new notes. The registration statement, exhibits and schedules are also available at the SEC's Public Reference Room or through its Internet site.

     You may request a copy of these filings at no cost by writing to or telephoning us at the following address:

               Pogo Producing Company
               Investor Relations
               5 Greenway Plaza, Suite 2700
               Houston, Texas 77046-0504
               Telephone:  (713) 297-5000
               Facsimile:  (713) 297-5100

                              Prospectus Summary

     This summary highlights selected information from this prospectus to help you understand the terms of this exchange offer and the new notes. It likely does not contain all the information that is important to you or that you should consider in making a decision to exchange your outstanding notes for new notes. To understand all of the terms of this exchange offer and the new notes and to attain a more complete understanding of our business and financial situation, you should carefully read this entire prospectus and the information we have incorporated by reference herein. The terms "the Company", "we", "our", "ours" and "us" as used in this prospectus refer to "Pogo Producing Company" and its subsidiaries and predecessors as a combined entity.

     You should carefully consider the information set forth under the heading "Risk Factors." This prospectus contains certain forward-looking statements which involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. See "Forward-Looking Statements."

     The term "outstanding notes" refers to the 8 1/4% Series A Senior Subordinated Notes due 2011 that were issued April 10, 2001. The term "new notes" refers to the 8 1/4% Series B Senior Subordinated Notes due 2011 issuable in the exchange offer. The term "notes" refers to the outstanding notes and the new notes collectively.

                         About Pogo Producing Company

     Pogo Producing Company is an independent oil and gas exploration and production company based in Houston, Texas. Incorporated in 1970, we have, in recent years, established a record of increasing our proven hydrocarbon reserves, principally through exploration, exploitation and development of our properties and the selective acquisition of additional interests in producing properties in which we already have an interest. Through a portfolio of domestic and international properties, we concentrate our efforts on a mix of both offshore and onshore opportunities which provide a balanced exposure to oil and natural gas production. In recent years, we have concentrated our efforts in selected areas where we believe that our expertise, competitive acreage position, or ability to quickly take advantage of new opportunities offer the possibility of relatively high rates of return. Domestically, we have an extensive Gulf of Mexico reserve and acreage position and we are also active in the Permian Basin of Southeast New Mexico and West Texas and in other areas of Texas and Louisiana. Internationally, through our subsidiary Thaipo Limited, we own an interest in the Block B8/32 concession license in the Gulf of Thailand. We also own interests in Canada, Hungary, and in the United Kingdom and Danish sectors of the North Sea. On March 14, 2001, we acquired North Central Oil Corporation for cash and stock through a merger of its parent company, NORIC Corporation, with and into Pogo. North Central's properties are concentrated in four core areas: South Texas, the Rocky Mountains, South Louisiana and the Texas Gulf Coast.

     You should consider carefully the information under the caption "Risk Factors."

     Our principal executive offices are located at the following address:

                    Pogo Producing Company
                    5 Greenway Plaza, Suite 2700
                    Houston, Texas 77046
                    (713) 297-5000 (telephone)
                    (713) 297-5100 (facsimile)

     Additional information concerning Pogo and our subsidiaries, including North Central, is included in our reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

                          Summary of the Exchange Offer

     On April 10, 2001, we completed the private offering of the outstanding notes. We received proceeds, before deducting the discount to the initial purchaser, of $200,000,000 from the sale of the outstanding notes.

     We entered into a registration rights agreement with the initial purchaser in the private offering in which we agreed to deliver to you this prospectus and to complete the exchange offer within 180 days after the date we issued the outstanding notes. In the exchange offer, you are entitled to exchange your outstanding notes for new notes that are registered with the SEC but otherwise contain substantially identical terms.

     You should read the discussion under the headings "--Summary of the Terms of the New Notes" beginning on page 9 and "Description of the Notes" beginning on page 33 for further information regarding the new notes. After this exchange offer expires, you will no longer be entitled to any exchange or registration rights for your outstanding notes.

     We summarize the terms of the exchange offer below. You should read the discussion under the headings "The Exchange Offer" beginning on page 24 for further information regarding the exchange offer and resale of the new notes.

The Exchange Offer......................    We are offering to exchange up to
                                            $200 million aggregate principal
                                            amount of new notes for up to $200
                                            million aggregate principal amount
                                            of the outstanding notes.
                                            Outstanding notes may be exchanged
                                            only in integral multiples of
                                            $1,000.

                                            Outstanding notes that are not
                                            tendered for exchange will continue
                                            to be subject to transfer
                                            restrictions and will not have
                                            registration rights. Therefore, the
                                            market for secondary resales of
                                            outstanding notes that are not
                                            tendered for exchange is likely to
                                            be minimal.

Expiration Date.........................    The Exchange Offer will expire at
                                            5:00 p.m., New York City time, on
                                            June 1, 2001, or such later date
                                            and time to which we extend it.

Withdrawal of Tenders...................    You may withdraw your tender of
                                            outstanding notes at any time prior
                                            to the expiration date, unless
                                            previously accepted for exchange. We
                                            will return to you, without charge,
                                            promptly after the expiration or
                                            termination of the exchange offer
                                            any outstanding notes that you
                                            tendered but that were not accepted
                                            for exchange.

Conditions to the Exchange Offer........    We will not be required to accept
                                            outstanding notes for exchange if
                                            the exchange offer would be unlawful
                                            or would violate any interpretation
                                            of the staff of the SEC. The
                                            exchange offer is not conditioned
                                            upon any minimum aggregate principal
                                            amount of outstanding notes being
                                            tendered. Please read the section
                                            "The Exchange Offer--Conditions to
                                            the Exchange Offer" beginning on
                                            page 26 for more information
                                            regarding the conditions to the
                                            exchange offer.

Procedures for Tendering
  Outstanding Notes....................     If your outstanding notes are held
                                            through The Depository Trust Company
                                            and you wish to participate in the
                                            exchange offer, you may do so
                                            through the automated tender offer
                                            program of The Depository Trust
                                            Company. If you tender under this
                                            program, you will agree to be bound
                                            by the letter of transmittal that we
                                            are providing with this prospectus
                                            as though you had signed the letter
                                            of transmittal. By signing or
                                            agreeing to be bound by the letter
                                            of transmittal, you will represent
                                            to us that, among other things:

                                               .   any new notes that you
                                                   receive will be acquired in
                                                   the ordinary course of your
                                                   business

                                               .   you have no arrangement or
                                                   understanding with any person
                                                   or entity to participate in
                                                   the distribution of the new
                                                   notes

                                                .  if you are not a broker-
                                                   dealer, you are not engaged
                                                   in and do not intend to
                                                   engage in the distribution of
                                                   the new notes


                                                .  if you are a broker-dealer
                                                   that will receive new notes
                                                   for your own account in
                                                   exchange for outstanding
                                                   notes that were acquired as a
                                                   result of market-making or
                                                   other trading activities, you
                                                   will deliver a prospectus, as
                                                   required by law, in
                                                   connection with any resale of
                                                   such new notes


                                                .  you are not our "affiliate,"
                                                   as defined in Rule 405 of the
                                                   Securities Act of 1933, or,
                                                   if you are our affiliate, you
                                                   will comply with any
                                                   applicable registration and
                                                   prospectus delivery
                                                   requirements of the
                                                   Securities Act of 1933
Special Procedures for
  Beneficial Owners....................     If you own a beneficial interest in
                                            outstanding notes that are
                                            registered in the name of a broker,
                                            dealer, commercial bank, trust
                                            company or other nominee, and you
                                            wish to tender the outstanding notes
                                            in the exchange offer, you should
                                            contact the registered holder
                                            promptly and instruct the registered
                                            holder to tender on your behalf.

Guaranteed Delivery Procedures..........    If you wish to tender your
                                            outstanding notes and cannot comply,
                                            prior to the expiration date, with
                                            the applicable procedures under the
                                            automated tender program of The
                                            Depository Trust Company, you must
                                            tender your outstanding notes
                                            according to the guaranteed delivery
                                            procedures described in "The
                                            Exchange Offer--Guaranteed Delivery
                                            Procedures" beginning on page 30.

Certain U.S. Federal Income
  Tax Considerations....................    The exchange of outstanding notes
                                            for new notes in the exchange offer
                                            will not be a taxable event for U.S.
                                            federal income tax purposes. Please
                                            read "Certain Federal Income Tax
                                            Consequences" beginning on page 77.

Use of Proceeds.........................    We will not receive any cash
                                            proceeds from the issuance of new
                                            notes.

                              The Exchange Agent

     We have appointed Wells Fargo Bank Minnesota, National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:



           For Delivery by Mail, Overnight Delivery Only or by Hand:

               Wells Fargo Bank Minnesota, National Association
                           Corporate Trust Services
                          213 Court Street, Suite 902
                             Middletown, CT 06457
                       Attention: Mr. Robert L. Reynolds


         For Facsimile Transmission (for eligible institutions only):

                                (860) 704-6219

                              To Confirm Receipt:

                                (860) 704-6216

                       Summary of Terms of the New Notes

     The new notes will be freely tradeable and otherwise substantially identical to the outstanding notes. The new notes will not have registration rights or provisions for additional interest. The new notes will evidence the same debt as the outstanding notes, and the outstanding notes are and the new notes will be governed by the same indenture. The outstanding notes and the new notes will vote together as a single separate class under the indenture.


Notes Offered..........................   $200,000,000 aggregate principal
                                          amount of 8 1/4% Series B Senior
                                          Subordinated Notes due 2011.


Maturity Date..........................   April 15, 2011.


Interest Payment Dates.................   Interest on the new notes will be
                                          payable semi-annually in arrears on
                                          April 15 and October 15 of each year,
                                          commencing October 15, 2001.


Optional Redemption....................   We may redeem any or all of the new
                                          notes at any time on or after April
                                          15, 2004. We will pay a redemption
                                          price equal to the principal amount of
                                          the notes we redeem plus a make-whole
                                          premium, which is described under
                                          "Description of the Notes--Redemption;
                                          Optional Redemption" on page 34. We
                                          will also pay accrued and unpaid
                                          interest.

Possible Subsidiary
Guarantees.............................   None of our subsidiaries will
                                          guarantee the new notes initially. If
                                          our existing or future restricted
                                          subsidiaries guarantee any of our
                                          other indebtedness, however, they will
                                          be required by the indenture governing
                                          the new notes to jointly and severally
                                          guarantee the new notes on a senior
                                          subordinated basis. We do not intend
                                          to cause any subsidiary to take any
                                          action that would require it to
                                          guarantee the new notes. Any
                                          subsidiary guarantees of the new notes
                                          that may be issued will be limited to
                                          the extent of any payment that would
                                          not constitute a fraudulent transfer
                                          or conveyance under federal or state
                                          law. See "Risk Factors-- Any
                                          subsidiary guarantees of the notes may
                                          be subordinated or avoided by a court"
                                          on page 21 and "Description of the
                                          Notes--Possible Subsidiary Guarantees
                                          of the Notes" beginning on page 36.

Change of Control......................   Upon certain change of control events,
                                          each holder of notes may require us to
                                          purchase all or a portion of its notes
                                          at a purchase price equal to 101% of
                                          the principal amount of those notes,
                                          together with accrued and unpaid
                                          interest, if any, to the date of
                                          purchase. See "Description of the
                                          Notes-- Certain Covenants; Change of
                                          Control" beginning on page 42.

Ranking................................   The new notes will be our general
                                          unsecured senior subordinated
                                          obligations. They will be subordinated
                                          in right of payment to all our
                                          existing and future Senior
                                          Indebtedness. The new notes will rank
                                          equally with all our existing and
                                          future senior subordinated
                                          indebtedness and senior in right of
                                          payment to all our existing and future
                                          Subordinated Indebtedness. After
                                          application of the proceeds from the
                                          sale of our outstanding notes, on
                                          April 10, 2001, we had $141,000,000
                                          principal amount of outstanding senior
                                          indebtedness, $250,000,000 of
                                          indebtedness that would be of equal
                                          rank with the new notes and
                                          $265,000,000 of indebtedness and
                                          preferred securities of a subsidiary
                                          trust that would be subordinated in
                                          right of payment to the new notes. The
                                          terms "Senior Indebtedness" and
                                          "Subordinated Indebtedness" are
                                          defined with respect to the notes in
                                          "Description of the Notes-- Certain
                                          Definitions" which begins on page 53.
                                          Subject to limitations in the
                                          indenture governing the notes, we and
                                          our subsidiaries may incur additional
                                          indebtedness. See "Capitalization" on
                                          page 23 and "Description of the Notes
                                          -Subordination" which begins on page
                                          34.


Certain Covenants......................   The indenture governing the
                                          outstanding notes and the new notes
                                          contains covenants that, among other
                                          things, limit our ability, and the
                                          ability of our restricted subsidiaries
                                          to:

                                               .   incur additional indebtedness
                                               .   make certain investments
                                               .   pay dividends on, redeem or
                                                   repurchase our capital stock
                                               .   issue and sell our restricted
                                                   subsidiaries' capital stock
                                               .   engage in transactions with
                                                   affiliates
                                               .   create certain liens
                                               .   dispose of asset sales
                                                   proceeds
                                               .   guarantee indebtedness
                                               .   incur senior subordinated
                                                   indebtedness that does not
                                                   rank equal to the notes
                                               .   merge, consolidate and sell
                                                   assets

                                                   These covenants have various
                                                   exceptions and
                                                   qualifications, which are
                                                   described under "Description
                                                   of the Notes-- Certain
                                                   Covenants" which begins on
                                                   page 37.

Suspension of Covenants................   If the notes become rated investment
                                          grade in the future, then many of the
                                          foregoing covenants will be suspended
                                          for as long as investment grade
                                          ratings are maintained. See
                                          "Description of the Notes - Certain
                                          Covenants; Suspension of Certain
                                          Covenants When Notes are Rated
                                          Investment Grade" on page 46.


Right under Registration
Rights Agreement.......................   If we fail to complete the exchange
                                          offer as required by the registration
                                          rights agreement, we will be obligated
                                          to pay additional interest to holders
                                          of the outstanding notes.

                                          Please read "Outstanding Notes
                                          Registration Rights Agreement"
                                          beginning on page 74 for more
                                          information regarding your rights as a
                                          holder of outstanding notes.

--------------------------------------------------------------------------------


     Absence of a Public Market
     for the Notes........................   The new notes will be a new issue
                                             of securities for which there is
                                             currently no market. Although the
                                             initial purchaser of the
                                             outstanding notes has informed us
                                             that it currently intends to make a
                                             market in the new notes issued in
                                             the exchange offer, it is not
                                             obligated to do so. Any such market
                                             making may be discontinued at any
                                             time without notice. Accordingly,
                                             we cannot assure you as to the
                                             development or liquidity of any
                                             market for the notes.


     Risk Factors.........................   You should consider carefully the
                                             risks described in "Risk Factors,"
                                             beginning on page 12.

--------------------------------------------------------------------------------

                                 Risk Factors

     Your investment in the notes involves risks. You should carefully consider the following Risk Factors before deciding whether this investment is suitable for you.

Natural gas and oil prices fluctuate widely, and low prices could have a material adverse impact on our business.

     Our revenues, profitability and future growth depend substantially on prevailing prices for natural gas and oil. Oil and natural gas market prices have historically been seasonal, cyclical and volatile. The average prices that we currently receive for our production are higher than their historic average. A future drop in oil and gas prices, such as the decline that occurred in 1998, could have a material adverse effect on our cash flow and profitability. A sustained period of low prices could have a material adverse effect on our operations and financial condition. This could also result in a reduction in funds available under our bank credit agreement. Lower prices may also reduce the amount of natural gas and oil that we can economically produce.

     Among the factors that can cause oil and gas price fluctuation are:

     .    the level of consumer product demand;

     .    weather conditions;

     .    domestic and foreign governmental regulations;

     .    the price and availability of alternative fuels;

     .    political conditions in natural gas and oil producing regions;

     .    the domestic and foreign supply of natural gas and oil;

     .    the price of foreign imports; and

     .    overall economic conditions.

The natural gas and oil business involves many operating risks that can cause substantial losses or hinder marketing efforts.

     Numerous risks affect our drilling activities, including the risk of drilling non-productive wells or dry holes. The cost of drilling, completing and operating wells and of installing production facilities and pipelines is often uncertain. Also, our drilling operations could diminish or cease because of any of the following:

     .    title problems;

     .    weather conditions;

     .    fires;

     .    explosions;

     .    blow-outs and surface cratering;

     . uncontrollable flows of underground natural gas, oil and formation water;

     .    natural disasters;

     .    pipe or cement failures;

     .    casing collapses;

     .    embedded oilfield drilling and service tools;

     .    abnormally pressured formations;

     . environmental hazards such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases;

     .    noncompliance with governmental requirements; or

     . shortages or delays in the delivery or availability of equipment or fabrication yards.


     Offshore operations are also subject to a variety of operating risks peculiar to the marine environment, such as capsizing, collisions and damage or loss from hurricanes or other adverse weather conditions. These conditions can cause substantial damage to facilities and interrupt production. As a result, we could incur substantial liabilities that could reduce or eliminate the funds available for exploration, development or leasehold acquisitions, or result in loss of equipment and properties.

     Moreover, effective marketing of our natural gas production depends on a number of factors, such as the following:

     .    existing market supply of and demand for natural gas;

     .    the proximity of our reserves to pipelines;

     .    the available capacity of such pipelines; and

     .    government regulations.

     The marketing of oil and gas production similarly depends on the availability of pipelines and other transportation, processing and refining facilities, and the existence of adequate markets. As a result, even if hydrocarbons are discovered in commercial quantities, a substantial period of time may elapse before commercial production commences. If pipeline facilities in an area are insufficient, we may have to wait for the construction or expansion of pipeline capacity before we can market production from that area.

We may not be able to obtain sufficient drilling equipment and experienced personnel to conduct our operations.

     The recent increase in drilling activity throughout the world has increased the demand for drilling rigs, drilling vessels, supply boats and personnel experienced in the oil and gas industry in general, and the offshore oil and gas industry in particular. Recently we have experienced difficulty and delays in consistently obtaining services and equipment from vendors, obtaining drilling rigs and other equipment at favorable rates, and scheduling equipment fabrication at factories and fabrication yards. In addition, the costs of such services, equipment and personnel have recently risen significantly. No assurance can be given that such services, equipment and personnel will be available in a timely manner, or that operational costs will not increase significantly.

Our foreign operations subject us to additional risks.

     Our ownership and operations in Thailand, Hungary, the North Sea, Canada, and any other foreign areas where we do business are subject to the various risks inherent in foreign operations. These risks may include the following:

     .    currency restrictions and exchange rate fluctuations;

     . loss of revenue, property and equipment due to expropriation, nationalization, war, insurrection and other political risks;

     . risks of increases in taxes and governmental royalties, renegotiation of contracts with governmental entities, and quasi-governmental agencies;

     . changes in laws and policies governing operations of foreign-based companies; and

     . other uncertainties arising out of foreign government sovereignty, and inability to fund foreign operations from the United States.

United States laws and policies on foreign trade, taxation and investment may also adversely affect international operations. In addition, if a dispute arises from foreign operations, foreign courts may have exclusive jurisdiction over the dispute, or we may not be able to subject foreign persons to the jurisdiction of United States courts. We seek to manage these risks by concentrating our international operations in areas where we believe that the existing government is stable and favorably disposed towards United States oil and gas companies.

Our recent acquisition of North Central Oil Corporation may not be successful.

     In March 2001, we completed the acquisition of North Central Oil Corporation through the merger of its parent company, NORIC Corporation, with and into Pogo. In connection with the merger, Pogo paid former shareholders of NORIC Corporation (the parent company of North Central) $344,710,000 in cash and issued them 12,615,816 shares of Pogo common stock. We also repaid all $78,600,000 of North Central's bank debt. At April 10, 2001, following application of the net proceeds from the sale of the outstanding notes, we had $141,000,000 in bank debt. As set forth below, the acquisition may have the following negative effects on Pogo: a decline in share price resulting from the issuance of shares in the merger; unexpected difficulties in integrating the operations of North Central; and a substantial potential tax liability in connection with the acquisition.

     Effect of new shares issued. As a result of the acquisition, the number of outstanding Pogo common shares increased by approximately 31%. The effect of this increase may be additional volatility in the market price of Pogo common stock, or a decline in the price regardless of the financial performance of Pogo. In addition, beginning on September 15, 2001, the former NORIC stockholders will have the right to sell the shares of Pogo common stock that they acquired in the merger, subject to the terms of a registration rights agreement. Heavy selling of Pogo shares by the former NORIC stockholders, or the anticipation that heavy selling may occur, could depress the market price of Pogo common stock.

     Difficulties in integrating the operations of North Central. Until March 14, 2001, North Central and Pogo operated separately. Pogo's management team does not have experience with North Central's operations. Pogo may not be able to integrate the operations of North Central without a loss of key employees, agents, joint venturers, customers or suppliers, a loss of revenues, an increase in operating or other costs or other difficulties. In addition, Pogo may not be able to realize any of the operating efficiencies, synergies or other benefits expected from the merger. Any costs or delays incurred in connection with integrating the operations of North Central could have an adverse effect on Pogo's business, results of operations or financial condition. The combined company may experience the difficulties associated with being a larger entity, including increased difficulties of coordination, difficulties relating to increased size and scale, difficulties in accessing the capital markets to obtain permanent financing. In addition, Pogo lacks recent experience in exploring for oil and gas in the Rocky Mountain region.

     We could face a substantial tax liability from the merger. We received a legal opinion, based on representations from the companies about the consideration paid, that neither Pogo nor NORIC will recognize taxable gain or loss as a result of the merger. However, this opinion will not be binding on the Internal Revenue Service or on a court and either of them could reach a contrary conclusion, resulting in taxable gain to NORIC and a substantial tax liability for us.

We cannot control the activities on properties we do not operate; operators of those properties may act in ways that are not in our best interests.

     Other companies operate a significant percentage of the oil and gas properties in which we have an interest. As a result, we have limited influence over operations on some of those properties or their associated costs. Our limited influence on non-operated properties could result in the following:

     . the operator may initiate exploration or development projects on a different schedule than we prefer;

     . the operator may propose to drill more wells or build more facilities on a project than we have funds for, which may mean that we cannot participate in those projects or share in a substantial share of the revenues from those projects; and

     . if the operator refuses to initiate an exploration or development project, we may not be able to pursue the project.

Any of these events could significantly affect our anticipated exploration and development activities and the economic value of those properties to us.

If our partners have liquidity and cash flow problems, we may have difficulty financing and developing our projects.

     If oil and gas prices were to decline significantly, some of our partners, particularly the smaller ones, may undergo liquidity and cash flow problems. These problems may lead to their attempting to delay or slow down the pace of drilling or project development to a point that we believe is detrimental to the project. In most cases, we have the ability to influence the pace of capital expenditures and field development through our joint operating agreements. In addition, some partners may be unwilling or unable to pay their share of the costs of projects as they become due. At worst, a partner may declare bankruptcy and refuse or be unable to pay its share of the costs of a project. We could then be required to pay that partner's share of the project costs.

Maintaining reserves and revenues in the future depends on successful exploration and development.

     We must continually acquire or explore for and develop new oil and natural gas reserves to replace those produced and sold. Our hydrocarbon reserves and revenues will decline if we are not successful in our drilling, acquisition or exploration activities. Although we have historically maintained our reserves base primarily through successful exploration and development operations, we cannot assure you that our future efforts will be similarly successful.

Our offshore and onshore operations are subject to casualty risks against which we cannot fully insure.

     Our operations are subject to inherent casualty risks such as blowouts, fires, explosions and marine hazards. If any such event occurred, we could be subject to substantial financial losses due to personal injury, property damage, environmental discharge, or suspension of operations. Because we are a relatively small oil and gas company, the impact on us of one of these events could be significant. Although we purchase customary insurance, we are not fully insured against all risks incident to our business. For some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect our operations.

We have substantial capital requirements.

     We require substantial capital to replace our reserves and generate sufficient cash flow to meet our financial obligations. If we cannot generate sufficient cash flow from operations or raise funds externally in the amounts and at the times needed, we may not be able to replace our reserves or meet our financial obligations. Our ongoing capital requirements consist primarily of the following items:

     .    funding our 2001 capital and exploration budget;

     . other allocations for acquisition, development, production, exploration and abandonment of oil and gas reserves; and

     .    future dividend payments.

Our 2001 capital and exploration budget as established by our board of directors is currently $275 million (excluding purchased reserves and interest capitalized) and does not reflect any increase relating to the acquisition of North Central properties.

     We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

     .    available cash and cash investments;

     .    cash provided by operating activities;

     . funds available under our new bank credit agreement entered into in connection with the NORIC merger;

     .    our uncommitted bank line of credit and banker's acceptances;

     .    capital we believe we can raise through debt and equity offerings; and

     .    asset sales.

     We believe the funds provided by these sources will be sufficient to meet the remainder of our 2001 cash requirements. However, the uncertainties and risks associated with future performance and revenues, as described in these Risk Factors, will ultimately determine our liquidity and ability to meet our anticipated capital requirements.

We may not be able to profitably market and sell all of the production from our concession in Thailand.

     We may not be able to successfully and profitably process, transport and market all the oil and gas we find and produce on our concession in the Gulf of Thailand. Currently, the only buyer for the natural gas we produce is the Petroleum Authority of Thailand, which maintains a monopoly over gas transmission and distribution in Thailand. Our current gas contract with the Petroleum Authority limits us to delivering approximately 145 million cubic feet of gas per day. Due to an abundance of natural gas under contract to the Petroleum Authority, the Petroleum Authority has generally not taken significantly more than its contractual minimum. In addition, because much of the oil we produce from our Thailand concession is associated with natural gas, limits on natural gas production could also limit our ability to produce oil from our Thailand concession.

Our gas sales agreement in Thailand requires us to sell a portion of our Thailand production at a reduced price if we do not meet our minimum delivery requirements.

     We are currently receiving the full contract price on our current production in Thailand. However, if we and our partners fail to deliver the minimum quantities under the gas sales agreement, the Petroleum Authority has the right to reduce the purchase price on an equivalent amount of subsequent deliveries to 75% of the contract price.

Economic conditions in Southeast Asia can hurt our cash flow.

     During 1997 and 1998, Southeast Asia in general, and the Kingdom of Thailand in particular, experienced severe economic difficulties. These problems included sharply reduced economic activity, illiquidity, highly volatile foreign currency exchange rates and unstable stock markets. Although Southeast Asian markets have recovered somewhat, they remain below their recent historic highs. Economic difficulties in Thailand and the volatility of the Thai Baht, Thailand's currency, against the U.S. dollar will continue to have a material impact on our Thailand operations and the prices we receive for our oil and gas production there.

You should not place undue reliance on our reserve data because they are estimates.

     No one can measure underground accumulations of oil and gas in an exact way. Projecting future production rates and the timing of development expenditures is also an uncertain process. Accuracy of reserve estimates depends on the quality of available data and on economic, engineering and geological interpretation and judgment. As a result, our reserve estimates often differ from the quantities of oil and gas we ultimately recover. To estimate economically recoverable reserves, we make various assumptions regarding future oil and gas prices, production levels, and operating and development costs that may prove incorrect. Any significant variance from those assumptions could greatly affect our estimates of economically recoverable reserves and future net revenues.

     You should not assume that the present value of future net cash flows from our proved reserves included or incorporated by reference in this prospectus is the current value of our estimated natural gas and oil reserves. In accordance with Securities and Exchange Commission requirements, we base the estimated discounted future net cash flows from our proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may differ materially from those used in the net present value estimate.

We face significant competition, and we are smaller than many of our competitors.

     The oil and gas industry is highly competitive. We compete with major and independent natural gas and oil companies for property acquisitions. We also compete for the equipment and labor required to operate and development properties. Many of our competitors have substantially greater financial and other resources than we do. As a result, those competitors may be better able to withstand sustained periods of unsuccessful drilling. In addition, larger competitors may be able to absorb the burden of any changes in federal, state and local laws and regulations more easily than we can, which would adversely affect our competitive position. These competitors may be able to pay more for exploratory prospects and productive natural gas and oil properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than we can. Our ability to explore for natural gas and oil prospects and to acquire additional properties in the future will depend on our ability to conduct operations, to evaluate and select suitable properties and transactions in this highly competitive environment. Moreover, the oil and gas industry itself competes with other industries in supplying the energy and fuel needs of industrial, commercial and other consumers. Increased competition causing oversupply or depressed prices could greatly affect our operational revenues.

Our competitors may use superior technology.

     Our industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies. As our competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. In addition, our competitors may have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. One or more of the technologies that we currently use or that we may implement in the future may become obsolete, and we may be adversely affected. For example, marine seismic acquisition technology has been characterized by rapid technological advancements in recent years and further significant technological developments could substantially impair our 3-D seismic data's value.

We are subject to legal limitations that may adversely affect the cost, manner or feasibility of doing business.

     We and our subsidiaries are subject to various foreign and domestic laws and regulations on taxation, exploration and development, and environmental and safety matters in countries where we own or operate properties. Many laws and regulations require drilling permits and govern the spacing of wells, the prevention of waste, rates of production and other matters. These statutes and regulations, and any others that are passed by the jurisdictions where we have production could limit the total number of wells, drilled or the total allowable production from successful wells, which could limit revenues.

We are subject to various environmental liabilities.

     We could incur liability to governments or third parties for any unlawful discharge of oil, gas or other pollutants into the air, soil or water, including responsibility for remedial costs. We could potentially discharge oil or natural gas into the environment in any of the following ways:

     .    from a well or drilling equipment at a drill site;

     . leakage from storage tanks, pipelines or other gathering and transportation facilities;

     . damage to oil or natural gas wells resulting from accidents during normal operations; and

     .    blowouts, cratering or explosions.

Environmental discharges may move through soil to water supplies or adjoining properties, giving rise to additional liabilities. Some laws and regulations could impose liability for failure to notify the proper authorities of a discharge and other failures to comply with those laws. Environmental laws may also affect our costs to acquire properties. We do not believe that our environmental risks are materially different from those of comparable companies in the oil and gas industry. However, we cannot assure you that environmental laws will not, in the future, result in decreased production, substantially increased operational costs or other adverse effects to our combined operations and financial condition. Pollution and similar environmental risks generally are not fully insurable.

Hedging transactions may not completely mitigate declines in oil and gas prices.

     We cannot predict future oil and gas prices with certainty. To reduce our exposure to price fluctuations, at times we enter into contracts to hedge against future market price changes on a portion of our production. Historically, we have not entered into hedging transactions exceeding 50 percent of our total oil and gas production on an energy equivalent basis for any given period. As of December 31, 2000, we had purchased options to sell 70 million cubic feet of natural gas production per day for the period from April 2001 through December 2002. These contracts give us the right, but not the obligation, to sell natural gas at a sales price of $4.25 per Mcf for the period from April 2001 through March 2002 and $4.00 per Mcf for the period from April 2002 through December 2002. These contracts are designed to guarantee us a minimum "floor" price for the contracted volumes of production without limiting our participation in price increases during the covered period.

The notes are subordinate to our senior debt and are structurally subordinate to our subsidiaries' obligations.

     The notes will be senior subordinated obligations. Accordingly, the notes will be subordinated to all of our existing and future senior indebtedness, including indebtedness under our bank credit agreement. We expect to incur additional senior indebtedness from time to time in the future under our bank credit agreement or otherwise. The indenture governing the notes will limit, but not prohibit, the incurrence of any other indebtedness by us or our subsidiaries, including senior indebtedness. The terms "senior indebtedness" and "indebtedness" are defined in the "Description of the Notes -- Certain Definitions" section of this prospectus.

     After application of the proceeds from the sale of our outstanding notes, on April 10, 2001, we had $141,000,000 principal amount of outstanding senior indebtedness. Upon any distribution of assets, liquidation, dissolution, reorganization or any similar proceeding by or relating to us, the holders of our senior indebtedness would be entitled to receive payment in full before the holders of the notes would be entitled to receive any payment. The terms and conditions of the subordination provisions pertinent to the notes are described in more detail in "Description of the Notes -- Subordination."

     The notes will also be effectively subordinated to claims of creditors of our subsidiaries (other than us) that are not guarantors of the notes, including lessors, trade creditors, taxing authorities, creditors holding guarantees and tort claimants. In the event of a liquidation, reorganization or similar proceeding relating to a subsidiary that is not a guarantor of the notes, these persons generally will have priority as to the assets of that subsidiary over our claims and equity interest and, thereby indirectly, holders of our indebtedness, including the notes. Initially, none of our subsidiaries will guarantee the notes. However, under certain circumstances, our payment obligations under the notes may in the future be required to be jointly and severally guaranteed by our existing or future subsidiaries. See "Description of the Notes -- Possible Subsidiary Guarantees of the Notes."

The notes are unsecured.

     In addition to being subordinate to all of our senior indebtedness, the notes will not be secured by any of our assets. Under certain circumstances, our obligations under our bank credit agreement may become secured by some of our oil and gas properties. If the bank obligations become secured, and then we become insolvent, are liquidated, or payment under our bank credit agreement is accelerated, the lenders under our bank credit agreement would be entitled to exercise the remedies available to a secured lender under applicable law. Under these circumstances our bank lenders would have a secured claim on some of our assets before the holders of these notes. Because the notes are unsecured, there could be no assets remaining for the holders of the notes or any remaining assets could be insufficient to pay off the notes.

Our subsidiaries have obligations.

     At December 31, 2000, our subsidiaries (principally Thaipo Ltd. ("Thaipo") B8/32 Partners Ltd. ("B8/32 Partners") and Arch Petroleum Inc.) had total combined assets of $559,000,000 (exclusive of net receivables to us) and liabilities of $84,000,000 (exclusive of net payables to us). In addition, at December 31, 2000, North Central had total assets of $372,000,000 and liabilities of $199,200,000 (which included $169,900,000 of long-term debt and deferred compensation payables, all of which were either satisfied at, or prior to, the merger or became intercompany payables to Pogo). Both the combined assets and liabilities are exclusive of assets and liabilities associated with transactions treated as operating leases in our consolidated financial statements. Among other obligations, Thaipo has guaranteed its pro rata portion of obligations under an eleven and a half year bareboat charter of a Floating Production, Storage and Offloading system used for development of the Tantawan production area. The portion of the obligations under the bareboat charter guaranteed by Thaipo is currently estimated at $11,122,000 per year for the first ten years. Thaipo and B8/32 Partners have also entered into a ten year bareboat charter of a Floating Storage and Offloading system for the Benchamas Field at an estimated annual cost of approximately $3,946,000, commencing on May 15, 1999. The documents governing such obligations state that we have no liability for those obligations. In addition, our subsidiaries may incur other liabilities in the future.

     The indenture governing the notes will limit our and our subsidiaries' ability to incur additional indebtedness and liens and to enter into agreements that would restrict the ability of our subsidiaries to make distributions, loans or other payments to us. That indenture will also impose limits on our ability to transfer assets to unrestricted subsidiaries or acquire unrestricted subsidiaries. However, these limitations are subject to various qualifications. Subject to certain limitations, we and our subsidiaries may incur secured indebtedness. For additional details of these provisions and the applicable qualifications, see "Description of the Notes -- Subordination" and " --Certain Covenants."

Pogo may be considered highly leveraged.

     Assuming the NORIC merger had been completed on December 31, 2000, on a pro forma basis without giving effect to the offering of the outstanding notes, our long-term debt and the preferred securities obligations of a Pogo subsidiary (excluding the current portion) would have totaled $923,613,000 and shareholders' equity would have been $722,616,000. After issuing the outstanding notes and applying the net proceeds, on April 10, 2001, our long-term debt was $706,000,000. We believe that our cash flow from operations, together with funds available under our bank credit agreement after it is paid down with the net proceeds we receive from these notes, and other anticipated sources of liquidity, including additional debt and equity securities that we may offer in the future and proceeds from asset sales, will be adequate to meet our anticipated requirements for working capital, capital expenditures, interest payments and scheduled principal payments. However, our ability to meet our debt service obligations will be dependent upon our future performance. Our future performance, in turn, will be subject to general economic conditions and to financial, business and other factors affecting our operations, many of which are beyond our control.

The covenant restrictions in the notes and in our other debt restrict our operations and finances.

     We and our subsidiaries will be subject to significant operating and financial restrictions contained in the instruments governing the notes and our other indebtedness. Such restrictions will affect, and in many respects significantly limit or prohibit, among other things, our ability to:

     .    incur additional indebtedness;

     .    make certain investments;

     .    pay dividends on, redeem or repurchase our capital stock;

     .    issue and sell our restricted subsidiaries' capital stock;

     .    engage in transactions with affiliates;

     .    create certain liens;

     .    dispose of asset sales proceeds;

     .    guarantee indebtedness;

     . incur senior subordinated indebtedness that does not rank equal to the notes; or

     .    merge, consolidate and sell assets.

     In addition, our bank credit agreement requires us to maintain certain financial ratios. These restrictions could also limit our ability to obtain financing in the future, make needed capital expenditures, withstand a future downturn in our business or the economy in general or conduct necessary corporate activities. If we or our subsidiaries fail to comply with these restrictions, we may be in default under the terms of such indebtedness, even if we are otherwise able to meet our debt service obligations. In the event of a default, the holders of such indebtedness could elect to declare all such indebtedness, together with accrued interest, to be due and payable and a significant portion of our other indebtedness (including the notes) may become immediately due and payable. We cannot assure you that we would be able to make such payments or borrow sufficient funds from alternative sources to make such payments. Even if we were to obtain additional financing, such financing may be on terms unfavorable to us.

We may not have enough funds to repurchase the notes upon a change of control.

     Should there be a change of control of Pogo, each holder of the notes will have the right to require us, subject to certain conditions, to repurchase all or any part of that holder's notes at a price equal to 101% of the principal of those notes, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Notes - Certain Covenants; Change of Control." Existing senior indebtedness under our bank credit agreement and certain other of our indebtedness include, and future indebtedness may include, change of control provisions. Under those provisions, should a specified change of control event occur, we would be required to repurchase, or the lender could demand the repayment of, that indebtedness. We would be required to make that repurchase or repayment of senior indebtedness before repurchasing the notes (or then outstanding indebtedness ranking equally with the notes that contains similar change of control provisions). The term "Change of Control" with respect to the notes is defined in the "Description of the Notes -- Certain Definitions" section of this prospectus.

     We cannot assure you that we will have sufficient funds available or could obtain the financing necessary to repurchase the notes and any other outstanding indebtedness that rank equally with or senior to the notes tendered by holders of those obligations following a change of control. If a change of control occurred and we did not have the funds or financing available to pay for the notes and any other indebtedness ranking equally with, or senior to, the notes that are tendered for repurchase, an event of default would be triggered under the indenture governing the notes and under such other outstanding indebtedness. Each of these defaults could have a material adverse consequence for us and the holders of the notes.

     In addition, we have three other series of notes outstanding that contain change of control provisions that are similar to the change of control provisions contained in the notes. Consequently, an event triggering a change of control repurchase obligation under the notes may also trigger a change of control repurchase obligation under those other series of notes.

     Also, the definition of change of control includes a phrase relating to the sale or other disposition of the our properties and assets "substantially as an entirety." Although there is a developing body of case law interpreting phrases such as "substantially as an entirety," there is no precise established definition of such phrases under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of our sale or other disposition of less than all our properties and assets on a consolidated basis to another person or related group of persons may be uncertain. See "Description of the Notes -- Certain Covenants; Change of Control."

Any subsidiary guarantees of the notes may be subordinated or avoided by a court.

     None of our subsidiaries will guarantee the notes initially. If our existing or future restricted subsidiaries guarantee any of our other indebtedness, they will be required by the terms of the indenture governing the notes to jointly and severally guarantee the notes on a senior subordinated basis. We do not intend to cause any of our subsidiaries to take any action that would require it to issue a guarantee of the notes. Various applicable fraudulent conveyance laws have been enacted for the protection of creditors. A court may use those laws to subordinate or avoid any guarantee of the notes issued by any of our subsidiaries. It is also possible that under certain circumstances a court could hold that the direct obligations of a subsidiary guaranteeing the notes could be superior to the obligations under that guarantee.

     A court could avoid or subordinate the guarantee of the notes by any of our subsidiaries in favor of that subsidiary's other debts or liabilities to the extent that the court determined either of the following were true at the time the subsidiary issued the guarantee:

     . that subsidiary incurred the guarantee with the intent to hinder, delay or defraud any of its present or future creditors or that such subsidiary contemplated insolvency with a design to favor one or more creditors to the total or partial exclusion of others; or

     . that subsidiary did not receive fair consideration or reasonably equivalent value for issuing the guarantee and, at the time it issued the guarantee, that subsidiary:

          -- was insolvent or rendered insolvent by reason of the issuance of the guarantee,

          -- was engaged or about to engage in a business or transaction for which the remaining assets of that subsidiary constituted unreasonably small capital, or

          -- intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.

Among other things, a legal challenge of a subsidiary's guarantee of the notes on fraudulent conveyance grounds may focus on the benefits, if any, realized by that subsidiary as a result of our issuance of the notes. To the extent a subsidiary's guarantee of the notes is avoided as a result of fraudulent conveyance or held unenforceable for any other reason, the note holders would cease to have any claim in respect of that guarantee and would be creditors solely of ours.

There is no trading market for the notes and there may never be one.

     The new notes will be new securities for which currently there is no trading market. We do not currently intend to apply for listing of the new notes issued in the exchange offer on any securities exchange or stock market. All of the notes will be eligible for trading in The Portal(SM) Market. Although the initial purchaser of the notes has informed us that it currently intends to make a market in the notes and any notes issued in the exchange offer, it is not obligated to do so. Any such market making may be discontinued at any time without notice. The liquidity of any market for any new notes issued in the exchange offer will depend on the number of holders of those notes, the interest of securities dealers in making a market in those securities and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the new notes. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions. Any such disruptions may adversely affect the note holders.

                               Private Placement

     On April 10, 2001, the Company issued $200,000,000 principal amount of the outstanding notes to the initial purchaser of those notes (the "Initial Purchaser") in a private transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon Section 4(2) of the Securities Act. The Initial Purchaser then offered and resold the outstanding notes to qualified institutional buyers at an initial price to such purchasers of 100% of the principal amount of those notes.



                                Use of Proceeds

     The Company will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes, the Company will receive in exchange a like principal amount of outstanding notes. The outstanding notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in the Company's capitalization.



                      Ratio of Earnings to Fixed Charges

     The following table sets forth Pogo's consolidated ratio of earnings to fixed charges for the periods shown.


                                                                                   Year Ended December 31,
                                                                          ----------------------------------------
                                                                          1996     1997     1998     1999     2000
                                                                          ----     ----     ----     ----     ----
Ratio of earnings to fixed charges (1)..........................          4.6x     3.2x     N/A      1.3x     4.0x
Supplemental pro forma ratio of earnings to fixed charges (2)...           --       --       --       --      2.8x

----------

(1) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings are defined as income before income taxes plus fixed charges excluding capitalized interest. Fixed charges consist of interest expense, the estimated interest component of rent expense and minority interest. For the year ended December 31, 1998, earnings were insufficient to cover fixed charges by $80,230,000.

(2) The supplemental pro forma ratio of earnings to fixed charges is calculated in accordance with SEC guidelines and gives effect to the merger of NORIC Corporation with and into Pogo and the debt issued by Pogo pursuant to the related credit facilities on the basis set forth in the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2000 contained in our current report on Form 8-K filed on March 26, 2001, as if such transaction had occurred on January 1, 2000. See "Where You Can Find More Information."

                                Capitalization

     The following table sets forth the unaudited consolidated debt and capitalization of Pogo and our subsidiaries at December 31, 2000. The table has also been adjusted to reflect the issuance of the outstanding notes assuming the offering had occurred on December 31, 2000. On March 14, 2001, we completed the acquisition of North Central Oil Corporation through the merger of its parent company, NORIC Corporation, with and into Pogo. In connection with the merger, Pogo paid former shareholders of NORIC Corporation $344,710,000 in cash and issued them 12,615,816 shares of Pogo common stock. Pogo also repaid all $78,600,000 of North Central's bank debt. At April 10, 2001, following application of the net proceeds from the sale of the outstanding notes, we had $141,000,000 in bank debt. This table should be read in conjunction with the consolidated financial statements and related notes thereto included in our Annual Report and incorporated by reference in this prospectus. See "Where You Can Find More Information."

                                                                                         December 31, 2000
                                                                                    ---------------------------
                                                                                       Actual       As Adjusted
                                                                                     -----------    -----------
                                                                                           (In thousands)
               Long-Term Debt, Including Current Portion:
                   Credit Agreement indebtedness..................................   $        --    $        --
                   Uncommitted credit line with bank..............................            --             --
                   8 1/4% Senior Subordinated Notes, due 2011, offered hereby.....            --        200,000
                   10 3/8% Senior Subordinated Notes, due 2009....................       150,000        150,000
                   8 3/4% Senior Subordinated Notes, due 2007.....................       100,000        100,000
                   5 1/2% Convertible subordinated notes, due 2006................       115,000        115,000
                                                                                     -----------    -----------
                        Total long-term debt......................................       365,000        565,000
                                                                                     -----------    -----------
                Minority Interests:
                   Company-obligated manditorily redeemable convertible
                      preferred securities of a subsidiary trust, net of
                      unamortized
                      issue expenses..............................................       144,913        144,913

               Shareholders' Equity:
                   Preferred stock, $1 par value; 2,000,000 shares authorized;
                      no shares
                      issued and outstanding......................................            --             --
                   Common Stock, $1 par value; 100,000,000 shares authorized;
                      40,659,591 shares issued and outstanding....................        40,660         40,660
                   Additional capital.............................................       298,885        298,885
                   Retained earnings..............................................        20,112         20,112
                   Accumulated other comprehensive loss...........................        (1,062)        (1,062)
                   Treasury stock (15,575), at cost...............................          (324)          (324)
                                                                                     -----------    -----------
                        Total shareholders' equity................................       358,271        358,271
                                                                                     -----------    -----------

               Total Capitalization...............................................   $   868,184    $ 1,068,184
                                                                                     ===========    ===========

                              The Exchange Offer

Purpose and Effect of the Exchange Offer

     We entered into a registration rights agreement with the initial purchaser of the outstanding notes in which we agreed to file a registration statement relating to an offer to exchange the outstanding notes for new notes. We also agreed to use its reasonable best efforts to complete that offer within 180 days after April 10, 2001. We are offering the new notes under this prospectus to satisfy our obligations under the registration rights agreement.

     Under limited circumstances, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes and keep the shelf registration statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

     . if any changes in law or applicable interpretations by the staff of the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement

     . if the exchange offer is not consummated within 180 days after April 10, 2001

     . in certain circumstances, at the request of the initial purchaser of the outstanding notes.

     If we fail to comply with deadlines for registering the issuance of the new notes and completion of the exchange offer, we will be required to pay additional interest to holders of the outstanding notes. Please read the section captioned "Outstanding Notes Registration Rights Agreement" for more details regarding the registration rights agreement.

     To exchange an outstanding note for transferable new notes in the exchange offer, the holder of that outstanding note will be required to make the following representations:

     . any new note the holder receives will be acquired in the ordinary course of its business

     . the holder has no arrangement with any person to participate in the distribution of the new notes

     . if the holder is not a broker-dealer, that holder is not engaged in and does not intend to engage in the distribution of the new notes

     . if the holder is a broker-dealer that will receive new notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities, that holder will deliver a prospectus, as required by law, in connection with any resale of such new notes

     . the holder is not the Company's "affiliate," as defined in Rule 405 of the Securities Act, nor a broker-dealer tendering outstanding notes acquired directly from the Company for its own account

Resale of New Notes

     Based on interpretations of the SEC staff in no action letters issued to third parties, we believe that each new note issued under the exchange offer may be offered for resale, resold and otherwise transferred by the holder of that new note without compliance with the registration and prospectus delivery provisions of the Securities Act if:

     . the holder is not the Company's "affiliate" within the meaning of Rule 405 under the Securities Act

     . such new note is acquired in the ordinary course of the holder's business

     . the holder does not intend to participate in the distribution of new notes

     If a holder of outstanding notes tenders in the exchange offer with the intention of participating in any manner in a distribution of the new notes, that holder

     .    cannot rely on such interpretations by the SEC staff

     . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act containing the selling securityholder's information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

Terms of the Exchange Offer

     Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

     As of the date of this prospectus, $200 million aggregate principal amount of the outstanding notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from the Company.

     Holders tendering outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important for noteholders to read the section labeled "--Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

     We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Expiration Date

     The exchange offer will expire at 5:00 p.m., New York City time on June 1, 2001, unless in our sole discretion, we extend the deadline.

Extensions, Delay in Acceptance, Termination or Amendment

     We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

     In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will also make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     If any of the conditions described below under "--Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion, to delay accepting for exchange any outstanding notes or to extend the exchange offer or to terminate the exchange offer by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

     Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

Conditions to the Exchange Offer

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any new notes for, any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if in our reasonable judgment the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC.

     In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us (1) the representations described under "--Purpose and Effect of the Exchange Offer," "--Procedures for Tendering" and "Plan of Distribution" and (2) such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

     These conditions are for our sole benefit and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

How to Tender Generally

     Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

     . complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date

     . comply with the automated tender offer program procedures of The Depository Trust Company, or DTC, described below

     In addition, either:

     . the exchange agent must receive outstanding notes along with the letter of transmittal

     . the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message, or

     . the holder must comply with the guaranteed delivery procedures described below

     To be tendered effectively, the exchange agent must receive physical delivery of the letter of transmittal and other required documents at its address provided above under "Prospectus Summary--The Exchange Agent" prior to the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between the holder and the Company in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or outstanding notes to the Company. Holders may request their brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for you.

How to Tender--Beneficial Owners

     Beneficial owners of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee wishing to tender those notes should contact the registered holder promptly and instruct it to tender on the beneficial owner's behalf. Beneficial owners who wish to tender on their own behalf must, prior to completing and executing the letter of transmittal and delivering their outstanding notes, either:

     . make appropriate arrangements to register ownership of the outstanding notes in their name, or

     . obtain a properly completed bond power from the registered holder of outstanding notes

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures and Signature Guarantees

     Holders of outstanding notes must have signatures on a letter of transmittal or a notice of withdrawal described below guaranteed by a member firm of a registered national securities exchange or of the National Association of

Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal, unless the outstanding notes are tendered:

     . by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and the new notes are being issued directly to the registered holder of the outstanding notes tendered in the exchange for those new notes; or

     . for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution.

When Endorsements or Bond Powers are Needed

     If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the bond power.

     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or other acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by the Company, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering Through DTC's Automated Tender Offer Program

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

     The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

     . DTC has received an express acknowledgment from a participant in its automated tender offer program that is tendering outstanding notes that are the subject of such book-entry confirmation;

     . such participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

     .    the agreement may be enforced against such participant.

Determinations Under the Exchange Offer

     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Neither the Company, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes, and they will incur no liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

When the Company Will Issue New Notes

     In all cases, we will issue new notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

     . outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

     . a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

Return of Outstanding Notes Not Accepted or Exchanged

     If we do not accept any tendered outstanding notes for exchange for any reason described in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described below, such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Representations to the Company

     Each holder, by signing or agreeing to be bound by the letter of transmittal, will represent to the Company that, among other things:

     . any new notes that the holder receives will be acquired in the ordinary course of its business

     . that holder has no arrangement or understanding with any person or entity to participate in the distribution of the new notes

     . if the holder is not a broker-dealer, that the holder is not engaged in and does not intend to engage in the distribution of the new notes

     . if the holder is a broker-dealer that will receive new notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities, that the holder will deliver a prospectus, as required by law, in connection with any resale of such new notes

     . that holder is not the Company's "affiliate," as defined in Rule 405 of the Securities Act, or, if the holder is an affiliate of the Company, that holder will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Book-Entry Transfer

     The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

     Any holder wishing to tender its outstanding notes but whose outstanding notes are not immediately available or who cannot deliver its outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date may tender if:

     . the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution;

     . prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

          . setting forth the holder's name and address, the registered number(s) of the holder's outstanding notes and the principal amount of outstanding notes tendered

          .    stating that the tender is being made thereby

          . guaranteeing that, within five business days after the expiration date, the letter of transmittal or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

     . the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within five business days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to a holder if it wishes to tender its outstanding notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

     Except as otherwise provided in this prospectus, any holder may withdraw its tender at any time prior to 5:00 p.m., New York City time, on the expiration date (unless previously accepted for exchange).

     For a withdrawal to be effective:

     . the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under "Prospectus Summary--The Exchange Agent" or

     . the withdrawing holder must comply with the appropriate procedures of DTC's automated tender offer program system.

     Any notice of withdrawal must:

     . specify the name of the person who tendered the outstanding notes to be withdrawn (the "Depositor")

     . identify the outstanding notes to be withdrawn, including the registration number or numbers and the principal amount of such outstanding notes

     . be signed by the Depositor in the same manner as the original signature on the letter of transmittal used to deposit those outstanding notes (or be accompanied by documents of transfer sufficient to permit the trustee for the outstanding notes to register the transfer into the name of the Depositor withdrawing the tender)

     . specify the name in which such outstanding notes are to be registered, if different from that of the Depositor

     If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Holders may retender properly withdrawn outstanding notes by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.

Fees and Expenses

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

     We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

     .    SEC registration fees

     .    fees and expenses of the exchange agent and trustee

     .    accounting and legal fees and printing costs

     .    related fees and expenses.

Transfer Taxes

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

     . certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered

     . tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal

     . a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of any transfer taxes payable by a note holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder.

Consequences of Failure to Exchange

     Holders who do not exchange their outstanding notes for new notes under the exchange offer will remain subject to the existing restrictions on transfer of the outstanding notes.

     In general, such a holder may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the SEC staff, holders may offer for resale, resell or otherwise transfer new notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if (1) they are not the Company's "affiliate" within the meaning of Rule 405 under the Securities Act, (2) they acquired the new notes in the ordinary course of their business and (3) they have no arrangement or understanding with respect to the distribution of the new notes to be acquired in the exchange offer. If a holder tenders in the exchange offer for the purpose of participating in a distribution of the new notes, it:

     .    cannot rely on the applicable interpretations of the SEC

     . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Accounting Treatment

     No gain or loss for accounting purposes will be recognized by the Company upon the consummation of the exchange offer. The expenses of the exchange offer will be amortized by us over the term of the new notes under generally accepted accounting principles.

Other

     Participation in the exchange offer is voluntary, and holders of outstanding notes should carefully consider whether to accept. Those holders are urged to consult their financial and tax advisors in making their own decision on what action to take.

     We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                           Description of the Notes

     The new notes will be issued, and the outstanding notes were issued, pursuant to an indenture (the "Indenture") between the Company, as issuer, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). The terms of the notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions."

     The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. The Company urges Holders to read the Indenture because it, and not this description, defines the rights of Holders of these notes. The Company has filed the Indenture as an exhibit to the registration statement which includes this Prospectus.

     If the exchange offer contemplated by this prospectus (the "Exchange Offer") is consummated, Holders of outstanding notes who do not exchange those notes for new notes in the Exchange Offer will vote together with Holders of new notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the Holders thereunder, including acceleration following an Event of Default, must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether Holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any outstanding notes that remain outstanding after the Exchange Offer will be aggregated with the new notes, and the Holders of such outstanding notes and the new notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the outstanding notes and the new notes then outstanding.

Brief Description of the Notes

     The notes:

     .    are unsecured obligations of the Company;

     .    are limited to $200,000,000 aggregate principal amount;

     . are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

     . are senior in right of payment to all existing and future Subordinated Indebtedness of the Company; and

     .    rank equally with all Pari Passu Indebtedness.

     The new notes will be issued, and the outstanding notes were issued, only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, on and interest on the notes is payable, and the notes are transferable, at the office or agency of the Company in the City of New York maintained for such purposes, which initially will be the corporate trust office or agency of the Trustee maintained at New York, New York. In addition, interest may be paid, at the option of the Company, by check mailed to the registered Holders of the notes at their respective addresses as shown on the Note Register or, upon application to the Trustee by any Holder of an aggregate principal amount of notes in excess of $1,000,000 not later than the applicable Regular Record Date, by transfer to an account (such transfer to be made only to a Holder of an aggregate principal amount of notes in excess of $1,000,000) maintained by such Holder with a bank in New York City. No transfer will be made to any such account unless the Trustee has received written wire instructions not less than 15 days prior to the relevant payment date. No service charge will be made for any transfer, exchange or redemption of notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be payable in connection therewith. For a discussion of the circumstances in which the interest rate on the outstanding notes may be temporarily increased, see "Outstanding Notes Registration Rights Agreement."

     Any outstanding notes that remain outstanding after the completion of the Exchange Offer, together with the new notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

Maturity, Interest and Principal Payments

     The notes will mature on April 15, 2011. Interest on the notes will accrue at the rate of 8 1/4% per annum and will be payable semiannually on April 15 and October 15 of each year (each an "Interest Payment Date"), commencing October 15, 2001, to the Person in whose name the note is registered in the Note Register at the close of business on the April 1, or October 1 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Redemption

Optional Redemption.

     The notes will be redeemable at the option of the Company, in whole or in part, at any time on or after April 15, 2006, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date, if redeemed during the 12-month period beginning on April 15 of the years indicated below:

                                                                                                          Redemption
            Year                                                                                             Price
            ----                                                                                          ----------
            2006.................................................................................          104.125%
            2007.................................................................................          102.750%
            2008.................................................................................          101.375%
            2009 and thereafter..................................................................          100.000%

Selection and Notice.

     In the event that less than all of the notes are to be redeemed at any time, selection of such notes, or any portion thereof that is an integral multiple of $1,000, for redemption will be made by the Trustee from the notes outstanding not previously called for redemption, or otherwise purchased by the Company, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no note with a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. Another note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption and accepted for payment.

Offers to Purchase.

     As described below:

(1) upon the occurrence of a Change of Control, the Company is obligated to make an offer to purchase all of the notes then outstanding at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase and

(2) upon the occurrence of an Asset Sale, the Company may be obligated to make offers to purchase notes with a portion of the Net Cash Proceeds of such Asset Sale at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase.

     See "-- Certain Covenants; Change of Control" and "-- Limitation on Disposition of Proceeds of Asset Sales."

Subordination

     Payments of and distributions on or with respect to the Note Obligations are subordinated, to the extent set forth in the Indenture, in right of payment to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Indebtedness, which includes, without limitation, all Credit Agreement Obligations of the Company. The notes rank prior in right of payment only to other Indebtedness of the Company which is, by its terms, subordinated in right of payment to the notes. In addition, the Note Obligations are effectively subordinated to all creditors of the Company's Subsidiaries, including trade creditors. See "Risk Factors -- The right to receive payments on the notes is junior to our senior debt; The notes are structurally subordinated to obligations of our subsidiaries."

     In the event of:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company (or its creditors, as such) or its properties and assets, or

(2) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or

(3) any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company all Senior Indebtedness of the Company must be paid in full in cash or Cash Equivalents before any direct or indirect payment or distribution, whether in cash, property or securities (excluding certain permitted equity and subordinated debt securities referred to in the Indenture as "Permitted Junior Securities"), is made on account of the Note Obligations. In the event that, notwithstanding the foregoing, the Trustee or the Holder of any note receives any payment or distribution of properties or assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, in respect of Note Obligations before all Senior Indebtedness is paid or provided for in full in cash or Cash Equivalents, then the Trustee or the Holders of notes receiving any such payment or distribution, other than a payment or distribution in the form of Permitted Junior Securities, will be required to pay or deliver such payment or distribution forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full.

     During the continuance of any default in the payment when due, whether at Stated Maturity, upon scheduled repayment, upon acceleration or otherwise, of principal of or premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or fees relating to letters of credit constituting, any Designated Senior Indebtedness (a "Payment Default"), no direct or indirect payment or distribution by or on behalf of the Company of any kind or character shall be made on account of the Note Obligations or any obligation under any Subsidiary Guarantee unless and until such default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents.

     In addition, during the continuance of any default other than a Payment Default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may then be accelerated (a "Non-payment Default"), after receipt by the Trustee from the holders, or their representative, of such Designated Senior Indebtedness of a written notice of such Non-payment Default, no payment or distribution of any kind or character may be made by the Company on account of the Note Obligations for the period specified below (the "Payment Blockage Period").

     The Payment Blockage Period shall commence upon the receipt of notice of a Non-payment Default by the Trustee from the holders (or their representative) of Designated Senior Indebtedness stating that such notice is a payment blockage notice pursuant to the Indenture and shall end on the earliest to occur of the following events:

(1) 179 days shall have elapsed since the receipt by the Trustee of such notice;

(2) the date, as set forth in a written notice to the Company or the Trustee from the holders, or their representative, of the Designated Senior Indebtedness initiating such Payment Blockage Period, on which such default is cured or waived or ceases to exist (provided, that no other Payment Default or Non- payment Default has occurred or is then continuing after giving effect to such cure or waiver);

(3) the date on which such Designated Senior Indebtedness is discharged or paid in full in cash or Cash Equivalents; and

(4) the date, as set forth in a written notice to the Company or the Trustee from the holders, or their representative, of the Designated Senior Indebtedness initiating such Payment Blockage Period, on which such Payment Blockage

     Period shall have been terminated by written notice to the Company or the Trustee from the holders, or their representative, of Designated Senior Indebtedness initiating such Payment Blockage Period, after which the Company, subject to the subordination provisions set forth above and the existence of another Payment Default, shall promptly resume making any and all required payments in respect of the notes, including any missed payments.

     Only one Payment Blockage Period with respect to the notes may be commenced within any 360 consecutive day period. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the date of commencement of such Payment Blockage Period, that, in either case, would give rise to a Non-payment Default pursuant to any provision under which a Non-payment Default previously existed or was continuing shall constitute a new Non-payment Default for this purpose; provided, however, that, in the case of a breach of a particular financial covenant, the Company shall have been in compliance for at least one full 90 consecutive day period commencing after the date of commencement of such Payment Blockage Period). In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice, and there must be a 181 consecutive day period in any 360-day period during which no Payment Blockage Period is in effect. In the event that, notwithstanding the foregoing, the Company makes any payment or distribution to the Trustee or the Holder of any note prohibited by the subordination provision of the Indenture, then such payment or distribution will be required to be paid over and delivered forthwith to the holders, or their representative, of Designated Senior Indebtedness.

     If the Company fails to make any payment on the notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure will constitute an Event of Default under the Indenture and will enable the Holders of the notes to accelerate the maturity thereof. See "-- Events of Default."

     By reason of such subordination, in the event of liquidation, receivership, reorganization or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Holders of the notes, and funds which would be otherwise payable to the Holders of the notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and the Company may be unable to meet its obligations in full with respect to the notes.

     As of April 10, 2001, after giving effect to the sale of the outstanding notes and the application of the net proceeds therefrom, the aggregate amount of outstanding Senior Indebtedness was $141 million. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Restricted Subsidiaries may incur, the amounts of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness or Indebtedness of Subsidiaries to which the notes are subordinated. The Indenture prohibits the incurrence by the Company of Indebtedness that is contractually subordinated in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the notes. Currently, the aggregate amount of outstanding Indebtedness of the Company that is:

(1) contractually subordinated in right of payment to the notes is $265,000,000 and

(2)  pari passu in right of payment with the notes is $250,000,000.

Possible Subsidiary Guarantees of the Notes

     If the Company's existing or future Restricted Subsidiaries guarantee any other Indebtedness of the Company, they will be required by the terms of the Indenture to jointly and severally guarantee the notes on a senior subordinated basis. See "-- Certain Covenants; Limitations on Non-Guarantor Restricted Subsidiaries." At the date hereof, no Subsidiary of the Company has an outstanding guarantee of any Indebtedness of the Company, and the

Company does not intend to cause any Subsidiary to guarantee any such Indebtedness in the future, thus requiring it to issue a Subsidiary Guarantee.

     Any Subsidiary that issues a Subsidiary Guarantee is herein called a Subsidiary Guarantor. Each Subsidiary Guarantor will guarantee, jointly and severally, to each Holder of Notes and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the notes, including the payment of principal of (or premium, if any, on) and interest on the notes pursuant to its Subsidiary Guarantee. The Subsidiary Guarantees will be subordinated to Guarantor Senior Indebtedness of the Subsidiary Guarantors to the same extent and in the same manner as the notes are subordinated to Senior Indebtedness.

     The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities, including, but not limited to, Guarantor Senior Indebtedness, of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor, if any, in a pro rata amount based on the Adjusted Net Assets (as defined in the Indenture) of each Subsidiary Guarantor.

     Each Subsidiary Guarantor may consolidate with or merge into or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety (or any portion thereof) to the Company or another Subsidiary Guarantor without limitation, except to the extent any such transaction is subject to the covenants described below under the caption "-- Merger, Consolidation and Sale of Assets." Each Subsidiary Guarantor may consolidate with or merge into or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety in one transaction or series of related transactions to a Person other than the Company or another Subsidiary Guarantor, whether or not affiliated with the Subsidiary Guarantor; provided, that:

(1) in the case of a merger or consolidation, if the surviving Person is not the Subsidiary Guarantor, such surviving Person or, in the case of a sale, assignment, conveyance, transfer, lease or other disposition, the transferee Person agrees to assume such Subsidiary Guarantor's Subsidiary Guarantee and all its obligations pursuant to the Indenture, except to the extent that the following paragraph would result in the release of such Subsidiary Guarantee and

(2)  such transaction does not:

     (a) violate any of the covenants described below under the caption "-- Certain Covenants" or in the Indenture or

     (b) result in a Default or Event of Default immediately thereafter.

     The Subsidiary Guarantee of any Restricted Subsidiary may be released upon the terms and subject to the conditions described under paragraph (2) of the caption "-- Certain Covenants -- Limitation on Non-Guarantor Restricted Subsidiaries." Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the Indenture shall be released from its Subsidiary Guarantee and related obligations set forth in the Indenture for so long as it remains an Unrestricted Subsidiary.

Certain Covenants

     The Indenture contains, among others, the covenants described below. Many of the covenants will be suspended if an Investment Grade Rating is achieved, as described below under "--Suspension of Certain Covenants When Notes are Rated Investment Grade."

Limitation on Indebtedness.

     Neither the Company nor any Restricted Subsidiary will create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of (collectively "incur") any Indebtedness, including any

Acquired Indebtedness, other than Permitted Indebtedness and Permitted Subsidiary Indebtedness, as the case may be; provided, however, that the Company and its Restricted Subsidiaries that are Subsidiary Guarantors may incur additional Indebtedness if:

(1) the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness (and for which financial statements are available), taken as one period (at the time of such incurrence, after giving pro forma effect to: (a) the incurrence of such Indebtedness and, if applicable, the application of the net proceeds therefrom as if such Indebtedness had been incurred and the application of such proceeds had occurred at the beginning of such four-quarter period; (b) the incurrence, repayment or retirement of any other Indebtedness, including Permitted Indebtedness and Permitted Subsidiary Indebtedness, by the Company or its Restricted Subsidiaries since the first day of such four-quarter period (including any other Indebtedness to be incurred concurrent with the incurrence of such Indebtedness) as if such Indebtedness had been incurred, repaid or retired at the beginning of such four-quarter period; and (c) notwithstanding clause (4) of the definition of Consolidated Net Income, the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any Person acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition had occurred at the beginning of such four-quarter period), would have been equal to at least 2.5 to 1.0 and

(2)  no Default or Event of Default would occur or be continuing.

Limitation on Restricted Payments.

     (1) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions (unless such action constitutes a Permitted Investment):

              (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company, options, warrants or other rights to purchase Qualified Capital Stock of the Company);

              (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Restricted Subsidiary of the Company) or any options, warrants or other rights to acquire such Capital Stock; provided, however, that the Company may make any payment of the applicable redemption price in connection with a Qualified Redemption Transaction;

              (c) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Pari Passu Indebtedness or Subordinated Indebtedness, except in any case out of a Pari Passu Offer or a Net Proceeds Deficiency (each as defined in "-- Limitation on Disposition of Proceeds of Asset Sales") pursuant to the provisions of the Indenture described under the caption "-- Limitation on Disposition of Proceeds of Asset Sales" and except upon a Change of Control or similar event required by the indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness or Subordinated Indebtedness was issued, provided the Company is then obligated to make a Change of Control Offer in compliance with the covenant described below under "-- Change of Control;" provided, however, that the Company may make any payment of the applicable redemption price in connection with a Qualified Redemption Transaction;

              (d) declare or pay any dividend on, or make any distribution to the holders of, any shares of Capital Stock of any Restricted Subsidiary of the Company (other than to the Company or any of its Wholly Owned Restricted Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Restricted Subsidiary (other than a Wholly Owned Restricted Subsidiary) or any options, warrants or other rights to acquire any such Capital Stock (other than with respect to any such Capital Stock held by the Company or any Wholly Owned Restricted Subsidiary of the Company);

              (e) make any Investment; or

              (f) in connection with the acquisition of any property or asset by the Company or its Restricted Subsidiaries after the date of the Indenture, which property or asset would secure or be subject to any Production Payment obligations of the Company or its Restricted Subsidiaries, make any investment (of cash, property or other assets) in such property or asset so acquired in addition to the amount of Indebtedness, including Production Payment obligations, incurred by the Company or its Restricted Subsidiaries in connection with such acquisition;

(such payments or other actions described in, but not excluded from, clauses (a) through (f) are collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (with the amount of any such Restricted Payment, if other than cash, being the amount determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution), (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the covenant described above under the caption "-- Limitation on Indebtedness" and (iii) the aggregate amount of all Restricted Payments declared or made after the date of the Indenture shall not exceed the sum (without duplication) of the following:

              (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning April 1, 2001 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus

              (B) the aggregate net cash proceeds received after the date of the Indenture by the Company as capital contributions to the Company (other than from any Restricted Subsidiary), plus

              (C) the aggregate net cash proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company, plus

              (D) the aggregate net cash proceeds received after the date of the Indenture by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company, plus

              (E) the aggregate net cash proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of debt securities (including Redeemable Capital Stock) that have been converted into or exchanged for Qualified Capital Stock of the Company to the extent such debt securities were originally sold for cash, plus

              (F) to the extent not reflected in Consolidated Net Income, the aggregate net cash proceeds received after the date of the Indenture by the Company from an Asset Sale involving assets originally acquired through the issuance or sale (other than to any of its Restricted Subsidiaries) of Qualified Capital Stock or debt securities (including Redeemable Capital Stock) that have been converted into or exchanged for Qualified Capital Stock of the Company, plus

              (G) an amount equal to the aggregate liquidation preference of the Company's 6 1/2% Cumulative Quarterly Income Convertible Preferred Securities, Series A, upon the conversion or exchange of such securities for Qualified Capital Stock of the Company, plus

              (H) to the extent not otherwise included in the Company's Consolidated Net Income, the net reduction in Investments in Affiliates and Unrestricted Subsidiaries resulting from the payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Restricted Subsidiary after the date of the Indenture from any Affiliate or Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any Affiliate or Unrestricted Subsidiary the total amount of Investments (other than Permitted Investments) in such Affiliate or Unrestricted Subsidiary made by the Company and its Restricted Subsidiaries in such Affiliate or Unrestricted Subsidiary after the date of the Indenture, plus

              (I) $25,000,000.

     (2) Notwithstanding paragraph (1) above, the Company and its Restricted Subsidiaries may take the following actions so long as (in the case of clauses
(b), (c) and (d) below) no Default or Event of Default shall have occurred and be continuing:

              (a) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (1) above (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of paragraph (1) above);

              (b) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;

              (c) the purchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for or out of the aggregate net cash proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;

              (d) the purchase, redemption, repayment, defeasance or other acquisition or retirement for value of Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent incurrence (other than to a Restricted Subsidiary) of Subordinated Indebtedness of the Company so long as (i) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, repaid, defeased, acquired or retired, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of fees and expenses of the Company incurred in connection with such refinancing, (ii) such new Subordinated Indebtedness is subordinated to the notes at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, repaid, defeased, acquired or retired, (iii) such new Subordinated Indebtedness has an Average Life to Stated Maturity that is longer than the Average Life to Stated Maturity of the notes and such new Subordinated Indebtedness has a Stated Maturity for its final scheduled principal payment that is at least 91 days later than the Stated Maturity for the final scheduled principal payment of the notes; and

              (e) repurchases, acquisitions or retirements of shares of Qualified Capital Stock of the Company deemed to occur upon the exercise of stock options or similar rights issued under employee benefit plans of the Company if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying any Federal income tax obligation or are repurchased or acquired to fulfill obligations of the Company or any Restricted Subsidiary under employee compensation or other benefit arrangements entered into or provided for in the ordinary course of business.

     The actions described in clauses (a), (b) and (c) of this paragraph (2) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (2) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (c) of paragraph (1) (provided, that any dividend paid pursuant to clause (a) of this paragraph (2) shall reduce the amount that would otherwise be available under clause (c) of paragraph (1) when declared, but not also when subsequently paid pursuant to such clause (a)), and the actions described in clauses (d) and (e) of this paragraph (2) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (c) of paragraph (1).

     (3)   In computing Consolidated Net Income of the Company under paragraph
           (1) above:

              (a) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and

              (b) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination.

If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

Limitation on Issuances and Sales of Restricted Subsidiary Capital Stock.

     The Company:
(1) will not permit any Restricted Subsidiary to issue any Preferred Stock (other than to the Company or a Wholly Owned Restricted Subsidiary) and

(2) will not permit any Person (other than the Company and/or one or more Wholly Owned Restricted Subsidiaries) to own any Capital Stock of any Restricted Subsidiary;

provided, however, that this covenant shall not prohibit:

(1) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any of its Restricted Subsidiaries in compliance with the other provisions of the Indenture,

(2) the ownership by directors of directors' qualifying shares or by other Persons of other shares to the extent mandated by applicable law,

(3) the ownership by any Person of Capital Stock of a Restricted Subsidiary that was owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by a Person in connection with the formation of the Restricted Subsidiary (including, in each case, any Capital Stock issued as a result of a stock split, a dividend of shares of Capital Stock to holders of such Capital Stock, a recapitalization affecting such Capital Stock or similar event) and

(4) the ownership by any Person of Capital Stock of any Foreign Subsidiary so long as none of the Capital Stock of that Subsidiary has been issued in a public offering.

Limitation on Transactions with Affiliates.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or the rendering of any services) with, or for the benefit of, any Affiliate of the Company other than a Restricted Subsidiary or B8/32 Partners (each, other than a Restricted Subsidiary and B8/32 Partners, being an "Interested Person"), unless:

(1) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable arm's length transaction with unrelated third parties who are not Interested Persons, or, in the event no comparable transaction with an unrelated third party who is not an Interested Person is available, on terms that are fair from a financial point of view to the Company or such Restricted Subsidiary, as the case may be,

(2) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $15,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (1) above and such transaction or series of transactions has been approved by the Board of Directors and

(3) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $30,000,000, the Officers' Certificate referred to in clause (2) above also includes a certification that such transaction or series of transactions has been approved by a majority of the Disinterested Directors (either of the full Board of Directors or, in the case of action by a committee thereof, of such committee) or, in the event there are no such Disinterested Directors, that the Company has obtained a written opinion from an independent nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction or series of related transactions at issue, which opinion shall be to the effect set forth in clause (1) above;

provided, however, that this covenant will not restrict the Company from:

(1) paying reasonable and customary regular compensation and fees to directors of the Company who are not employees of the Company or any Restricted Subsidiary,

(2) paying dividends on, or making distributions with respect to, shares of Capital Stock of the Company on a pro rata basis to the extent permitted by the covenant described above under the caption "-- Limitation on Restricted Payments,"

(3) making Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Limitation on Restricted Payments,"

(4) making loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary in the ordinary course of business and consistent with customary practices in the Oil and Gas Business in an aggregate amount not to exceed $1,000,000 outstanding at any one time,

(5)  making any indemnification or similar payment to any director or officer
     (a) in accordance with the corporate charter or bylaws of the Company or any Restricted Subsidiary, (b) under any agreement or (c) under applicable law and

(6) fulfilling obligations of the Company or any Restricted Subsidiary under employee compensation and other benefit arrangements entered into or provided for in the ordinary course of business.

Limitation on Liens.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien of any kind, except for Permitted Liens, on or with respect to any of its property or assets (including any intercompany notes), whether owned at the date of the Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless:

(1) in the case of any Lien securing Subordinated Indebtedness, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and

(2) in the case of any other Lien, the notes are directly secured equally and ratably with the obligation or liability secured by such Lien.

The incurrence of additional secured Indebtedness by the Company or any Restricted Subsidiary is subject to further limitations on the incurrence of Indebtedness as described above under the caption "-- Limitation on Indebtedness."

Change of Control.

     Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase all of the notes then outstanding (a "Change of Control Offer"), and shall purchase, on a business day (the "Change of Control Purchase Date") not more than 75 nor less than 30 days following the Change of Control, all of the notes then outstanding that are validly tendered pursuant to such Change of Control Offer at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Purchase Date.

     In order to effect such Change of Control Offer, the Company shall, not later than the 30th day after the Change of Control, mail to each Holder of a note a notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that Holders of the notes must follow to accept the Change of Control Offer.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the notes delivered by Holders of the notes seeking to accept the Change of Control Offer. If on a Change of Control Purchase Date the Company does not have available funds sufficient to pay the Change of Control Purchase Price or is prohibited from purchasing the notes, an Event of Default will occur under the Indenture.

     Moreover, the definition of Change of Control includes a phrase relating to the sale or other disposition of the Company's properties and assets "substantially as an entirety." Although there is a developing body of case law interpreting phrases such as "substantially as an entirety," there is no precise established definition of such phrases under applicable law. Accordingly, the ability of a Holder of the notes to require the Company to repurchase such notes as a result of a sale or other disposition of less than all of the properties and assets of the Company on a consolidated basis to another Person or related group of Persons may be uncertain.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

     The Company intends to comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that a Change of Control occurs and the Company is required to purchase notes as described above. The existence of a Holder's right to require, subject to certain conditions, the Company to repurchase its notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes, or results in, a Change of Control.

Limitation on Disposition of Proceeds of Asset Sales.

     (1) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets and properties sold or otherwise disposed of pursuant to the Asset Sale (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution) and (b) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, in respect of such Asset Sale consists of cash, Cash Equivalents and/or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the notes) or any Restricted Subsidiary as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable.

     (2) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may either: (a) apply the Net Cash Proceeds thereof to reduce Senior Indebtedness, to reduce Guarantor Senior Indebtedness or to reduce Indebtedness of any Restricted Subsidiary incurred pursuant to clause (13) of the definition of Permitted Subsidiary Indebtedness, provided, if any such Senior Indebtedness, Guarantor Senior Indebtedness or Permitted Subsidiary Indebtedness has been incurred under any revolving credit facility, that the related commitment to lend or the amount available to be reborrowed under such facility is also reduced, or (b) invest all or any part of the Net Cash Proceeds thereof, within 365 days after such Asset Sale, in properties and assets which replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the business of the Company or its Restricted Subsidiaries, as the case may be ("Replacement Assets"). The amount of such Net Cash Proceeds not applied or invested as provided in this paragraph constitutes "Excess Proceeds."

     (3) When the aggregate amount of Excess Proceeds equals or exceeds $20,000,000, the Company shall make an offer to purchase, from all Holders of the notes and any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount of notes and any then outstanding Pari Passu Indebtedness equal to such Excess Proceeds as follows:

              (a) (i) the Company shall make an offer to purchase (a "Net Proceeds Offer") from all Holders of the notes in accordance with the procedures set forth in the Indenture the maximum principal amount (expressed as a multiple of $1,000) of notes that may be purchased out of an amount (the "Payment Amount") equal to the product of such Excess Proceeds, multiplied by a fraction, the numerator of which is the outstanding principal amount of the notes and the denominator of which is the sum of the outstanding principal amount of the notes and such Pari Passu Indebtedness, if any (subject to proration in the event such amount is less than the aggregate Offered Price (as defined below) of all notes tendered), and (ii) to the extent required by such Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Indebtedness Amount") equal to the excess of the Excess Proceeds over the Payment Amount.

              (b) The offer price for the notes shall be payable in cash in an amount equal to 100% of the principal amount of the notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto or the aggregate amount of the Pari Passu Indebtedness that is purchased or repaid pursuant to the Pari Passu Offer is less than the Pari Passu Indebtedness Amount (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency for general corporate purposes, subject to the limitations described above under the caption "-- Limitation on Restricted Payments."

              (c) If the aggregate Offered Price of notes validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, notes to be purchased will be selected on a pro rata basis. Upon completion of such Net Proceeds Offer and Pari Passu Offer, the amount of Excess Proceeds shall be reset to zero.

The Company intends to comply with Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase notes as described above.

     The Credit Agreement may prohibit the Company from purchasing any notes from Excess Proceeds. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions. In the event a Net Proceeds Offer occurs at a time when the Company is prohibited by the terms of any Senior Indebtedness from purchasing the notes, the Company could seek the consent of the holders of such Senior Indebtedness to the purchase or could attempt to refinance such Senior Indebtedness. If the Company does not obtain such a consent or repay such Senior Indebtedness, the Company may remain prohibited from purchasing the notes. In such case, the Company's failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement and possibly a default under other agreements relating to Senior Indebtedness. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the notes.

Limitation on Non-Guarantor Restricted Subsidiaries.

     (1) The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to guarantee the payment of any Indebtedness of the Company unless (a)(i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee of the notes by such Restricted Subsidiary which Subsidiary Guarantee will be subordinated to Guarantor Senior Indebtedness (but no other Indebtedness) to the same extent that the notes are subordinated to Senior Indebtedness and (ii), with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee at least to the same extent as such Subordinated Indebtedness is subordinated to the notes;
(b) such Restricted Subsidiary waives, and agrees not in any manner whatsoever to claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until such time as the obligations guaranteed thereby are paid in full; and (c) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that such Subsidiary Guarantee has been duly executed and authorized and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof (i) may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers and fraudulent conveyances), (ii) is subject to general principles of equity and
(iii) any implied covenant of good faith or fair dealing.

     (2) Notwithstanding the foregoing and the other provisions of the Indenture, each Subsidiary Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (a) (i) any sale, exchange or transfer of all the Capital Stock in the applicable Subsidiary Guarantor owned by the Company and any Restricted Subsidiary or (ii) any sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of such Subsidiary Guarantor substantially as an entirety, in each case, in a single transaction or series of related transactions to any Person that is not a Restricted Subsidiary (provided, that such transaction or series of transactions is not prohibited by the Indenture), (b) the merger or consolidation of such Subsidiary Guarantor with or into the Company or a Restricted Subsidiary (provided, that, in the case of a merger into or consolidation with a Restricted Subsidiary that is not then a Subsidiary Guarantor, the surviving Restricted Subsidiary assumes the Subsidiary Guarantee and that transaction or series of transactions is not prohibited by the Indenture) or (c) the release or discharge of all guarantees by such Subsidiary Guarantor of Indebtedness other than the Note Obligations, except a discharge or release by or as a result of the payment of such Indebtedness by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee.

Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock to the Company or any Restricted Subsidiary,

(2)  pay any Indebtedness owed to the Company or any Restricted Subsidiary,

(3)  make an Investment in the Company or any Restricted Subsidiary or

(4) transfer any of its properties or assets to the Company or any Restricted Subsidiary;

except for such encumbrances or restrictions:

(a) pursuant to any agreement in effect or entered into on the date of the Indenture,

(b) pursuant to any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any other Person, or the properties or assets of any other Person, other than the Person, or the property or assets of the Person, so acquired,

(c) by reason of customary non-assignment or preferential purchase right provisions in leases, licenses and agreements entered into in the ordinary course of business,

(d) pursuant to capital leases and purchase money obligations for property leased or acquired in the ordinary course of business that impose restrictions of the nature described in clause (4) above on the property so leased or acquired,

(e) pursuant to any merger agreements, stock purchase agreements, asset sale agreements and similar agreements limiting the transfer of properties and assets pending consummation of the subject transaction,

(f) pursuant to Permitted Liens which are customary limitations on the transfer of collateral,

(g)  pursuant to applicable law,

(h) pursuant to agreements among holders of Capital Stock of any Restricted Subsidiary of the Company requiring distributions in respect of such Capital Stock to be made pro rata based on the percentage of ownership in and/or contribution to such Restricted Subsidiary,

(i) pursuant to typical cash management plans that provide for an orderly repatriation of funds designed to optimize after-tax cash flow and agreed to by all shareholders of a Foreign Subsidiary or

(j) existing under any agreement that extends, renews, refinances or replaces the agreements containing the restrictions in the preceding clauses (a) and
     (b), provided, that the terms and conditions of any such restrictions are not materially less favorable to the Holders of the notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

Limitation on Other Senior Subordinated Indebtedness.

     The Company will not incur, directly or indirectly, any Indebtedness which is expressly subordinate or junior in right of payment in any respect to Senior Indebtedness unless such Indebtedness ranks pari passu in right of payment with the notes, or is expressly subordinated in right of payment to the notes.

Reports.

     The Company (and the Subsidiary Guarantors, if applicable) must file on a timely basis with the SEC, to the extent such filings are accepted by the SEC and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents (in each case without exhibits) that the Company would be required to file if it were subject to Section 13 or 15(d) of the Exchange Act. The Company is (and any future Subsidiary Guarantors will be) also required:

(1) to file with the Trustee, and provide to each Holder of notes, without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the SEC or the date on which the Company (and the Subsidiary Guarantors, if applicable) would be required to file such reports and documents if the Company (and the Subsidiary Guarantors, if applicable) were so required and

(2) if filing such reports and documents with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, to furnish at the Company's cost copies of such reports and documents to any Holder of notes promptly upon written request.

The Company is obligated to make available, upon request, to any Holder of notes or prospective purchaser the information required by Rule 144A(d)(4) under the Securities Act, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act and for so long as the transfer of any note is restricted under the Securities Act.

Future Designation of Restricted and Unrestricted Subsidiaries.

     The preceding covenants, including calculation of financial ratios and the determination of limitations on the incurrence of Indebtedness and Liens, may be affected by the designation by the Company of any existing or future Subsidiary of the Company as an Unrestricted Subsidiary. Generally, a Restricted Subsidiary includes any Subsidiary of the Company, whether existing on or after the date of the Indenture, unless the Subsidiary of the Company is designated as an Unrestricted Subsidiary pursuant to the terms of the Indenture. The definition of "Unrestricted Subsidiary" set forth below under the caption "-- Certain Definitions" describes the circumstances under which a Subsidiary of the Company may be designated as an Unrestricted Subsidiary by the Board of Directors.

Suspension of Certain Covenants When Notes are Rated Investment Grade.

     During any period that the Notes are rated Investment Grade, on notice by the Company to the Trustee the covenants described above under the captions "----Limitation on Indebtedness," "----Limitation on Restricted Payments," "----Limitation on Issuances and Sales of Restricted Subsidiary Capital Stock," "----Limitation on

     Transactions with Affiliates," "----Limitation on Disposition of Proceeds of Asset Sales," "----Limitation on Non-Guarantor Restricted Subsidiaries" and "----Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries" will be suspended and will not, during that period, apply to the Company and its Restricted Subsidiaries. As a result, during any such period the Notes will lose the full covenant protection initially provided under the Indenture. No action taken or inaction during any period when the covenants are suspended that complies with the then applicable covenants will constitute a Default or an Event of Default should the suspended covenants be subsequently reinstated.

Consolidation, Merger, Etc.

     The Company will not, in any single transaction or series of related transactions, consolidate or merge with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety on a consolidated basis to any Person, and the Company will not permit any Restricted Subsidiary to enter into any transaction or series of related transactions if such transaction or series of transactions would result in a sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety on a consolidated basis to any Person, unless at the time and after giving effect thereto:

(1) either (a) if the transaction or series of related transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (b) the Person, if other than the Company, formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by a supplemental indenture to the Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture, and, in each case, the Indenture shall remain in full force and effect;

(2) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(3) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company, immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions;

(4) except in the case of the consolidation or merger of (a) any Restricted Subsidiary with or into the Company or any Wholly Owned Restricted Subsidiary or (b) the Company with or into any Person that has no Indebtedness outstanding, immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the period of four fiscal quarters ending immediately prior to the consummation of such transaction or series of transactions, with the appropriate adjustments with respect to such transaction or series transactions being included in such pro forma calculation), the Company, or the Surviving Entity if the Company is not the continuing obligor under the Indenture, could incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to the covenant described above under the caption "-- Limitation on Indebtedness;"

(5) each Subsidiary Guarantor, unless it is the other party to the transactions or series of transactions described above, shall have by supplemental indenture to the Indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations under the Indenture and the notes; and

(6) if any of the properties or assets of the Company or any Restricted Subsidiary would upon such transaction or series of transactions become subject to any Lien, other than a Permitted Lien, the creation and imposition of such Lien shall have been in compliance with the covenant described above under the caption "-- Limitation on Liens."

     In connection with any consolidation, merger, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate stating that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture in respect thereto comply with the requirements under the Indenture and an Opinion of Counsel stating that the requirements of clause (1) of the preceding paragraph have been complied with. Upon any such consolidation or merger or any such sale, assignment, transfer, lease or other disposition substantially as an entirety on a consolidated basis of the properties and assets of the Company in accordance with the foregoing in which the Company is not the continuing Person, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Surviving Entity had been named as the Company therein, and thereafter the Company, except in the case of a lease, will be discharged from all obligations and covenants under the Indenture and the notes.

Events of Default

     The following are "Events of Default" under the Indenture:

     (1) default in the payment of the principal of or premium, if any, on any of the notes, whether such payment is due at maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon acceleration or otherwise; or

     (2) default in the payment of any installment of interest on any of the notes, when it becomes due and payable, and the continuance of such default for a period of 30 days; or

     (3) default in the performance or breach of the provisions of the "Consolidation, Merger, Etc." section of the Indenture, the failure to make or consummate a Change of Control Offer in accordance with the provisions of the Indenture described under the caption "-- Change of Control" or the failure to make or consummate a Net Proceeds Offer in accordance with the provisions of the Indenture described under the caption "-- Limitation on Disposition of Proceeds of Asset Sales;" or

     (4) the Company or any Subsidiary Guarantor shall fail to perform or observe any other term, covenant or agreement contained in the notes, any Subsidiary Guarantee or the Indenture (other than a default specified in (1), (2) or (3) above) for a period of 45 days after written notice of such failure requiring the Company to remedy the same shall have been given (a) to the Company by the Trustee or (b) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding; or

     (5) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness of the Company (other than the notes or any Non-Recourse Indebtedness) or any Restricted Subsidiary for money borrowed when due, or any other default causing acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary for money borrowed, provided that the aggregate principal amount of such Indebtedness shall exceed $20,000,000; provided further, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indenture and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; or

     (6) the commencement of proceedings, or the taking of any enforcement action, including by way of set-off, by any holder of at least $20,000,000 in aggregate principal amount of Indebtedness, other than Non-Recourse

Indebtedness, of the Company or any Restricted Subsidiary, after a default under such Indebtedness, to retain in satisfaction of such Indebtedness or to collect or seize, dispose of or apply in satisfaction of such Indebtedness, property or assets of the Company or any Restricted Subsidiary having a fair market value (as determined by the Board of Directors) in excess of $20,000,000 individually or in the aggregate, provided, that if any such proceedings or actions are terminated or rescinded, or such Indebtedness is repaid, such Event of Default under the Indenture and any consequential acceleration of the notes shall be automatically rescinded, so long as (a) such rescission does not conflict with any judgment or decree and (b) the holder of such Indebtedness shall not have applied any such property or assets in satisfaction of such Indebtedness; or

     (7) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect, enforceable in accordance with its terms (except pursuant to the release of any such Subsidiary Guarantee in accordance with the Indenture); or

     (8) final judgments or orders rendered against the Company or any Material Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $20,000,000 over the coverage under applicable insurance policies and either (a) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (b) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect; or

     (9) the entry of a decree or order by a court having jurisdiction in the premises (a) for relief in respect of the Company or any Material Restricted Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (b) adjudging the Company or any Material Restricted Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or a Material Restricted Subsidiary under any applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Material Restricted Subsidiary or of a substantial part of their consolidated assets, or ordering the winding up or liquidation of their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

     (10) the commencement by the Company or any Material Restricted Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Material Restricted Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Material Restricted Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Material Restricted Subsidiary or of any substantial part of their consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law.

     If an Event of Default (other than as specified in clause (9) or (10) above) shall occur and be continuing, the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued interest on all of the notes then outstanding due and payable immediately, upon which declaration all amounts payable in respect of the notes shall be immediately due and payable. If an Event of Default specified in clause (9) or (10) above occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the notes then outstanding shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder of notes.

     After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the notes then outstanding, by written notice to the Company and the Trustee, may rescind such declaration if:

(1) the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

     (a) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

     (b)  all overdue interest on all notes then outstanding,

     (c) the unpaid principal of and premium, if any, on any notes which have become due otherwise than by such declaration of acceleration, including any securities required to have been purchased pursuant to a Change of Control Offer or a Net Proceeds Offer, as applicable, and interest thereon at the rate borne by the notes, and

     (d) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the notes which has become due otherwise than by such declaration of acceleration;

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3) all Events of Default, other than the nonpayment of principal of, premium, if any, and interest on the notes that has become due solely by such declaration of acceleration, have been cured or waived.

     The Holders of not less than a majority in aggregate principal amount of the notes then outstanding may on behalf of the Holders of all the notes waive any past defaults under the Indenture, except a default in the payment of the principal of (or premium, if any, on) or interest on any note or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each note then outstanding affected thereby.

     No Holder of any of the notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless such Holder has previously given written notice to the Trustee of a continuing Event of Default, the Holders of at least 25% in aggregate principal amount of the notes then outstanding have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the notes and the Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and offer of indemnity and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the notes then outstanding. Such limitations do not apply, however, to a suit instituted by a Holder of a note for the enforcement of the payment of the principal of, premium, if any, or interest on such note on or after the respective due dates expressed in such note.

     During the existence of an Event of Default, the Trustee is required to exercise such of the rights and powers vested in it under the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of the notes unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions in the Indenture relating to the rights of the Trustee, the Holders of a majority in aggregate principal amount of the notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

     If a Default or an Event of Default occurs and is known to the Trustee, the Trustee shall mail to each Holder of notes notice of the Default or Event of Default within 60 days after the occurrence thereof in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any notes, the Trustee may withhold the notice to the Holders of such notes if and so long as the board of directors, the executive committee, or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of the notes.

     The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within ten days after any Default.

Legal Defeasance or Covenant Defeasance of Indenture

     The Company may, at its option and at any time, terminate the obligations of the Company and the Subsidiary Guarantors with respect to the notes then outstanding ("legal defeasance"). Such legal defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the notes then outstanding, except for:

(1) the rights of Holders of notes then outstanding to receive payment in respect of the principal of, premium, if any, on and interest on such notes when such payments are due,

(2) the Company's obligations to issue temporary notes, register the transfer or exchange of any notes, replace mutilated, destroyed, lost or stolen notes and maintain an office or agency for payments in respect of the notes,

(3)  the rights, powers, trusts, duties and immunities of the Trustee, and

(4)  the defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and any Subsidiary Guarantor with respect to certain covenants that are set forth in the Indenture, some of which are described above under the caption "-- Certain Covenants," and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the notes ("covenant defeasance").

     In order to exercise either legal defeasance or covenant defeasance:

(1) the Company or any Subsidiary Guarantor must irrevocably deposit, with the Trustee, in trust, for the benefit of the holders of the notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, on and interest on the notes then outstanding to redemption or maturity;

(2) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the notes then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred (in the case of legal defeasance, such opinion must refer to and be based upon a published ruling of the Internal Revenue Service or a change in applicable federal income tax laws);

(3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(4) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under the Indenture or the Trust Indenture Act with respect to any securities of the Company or any Subsidiary Guarantor;

(5) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound; and

(6) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel satisfactory to the Trustee, which, taken together, state that all conditions precedent under the Indenture to either legal defeasance or covenant defeasance, as the case may be, have been complied with and that no violations under agreements governing any other outstanding Indebtedness would result therefrom.

Satisfaction and Discharge

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all notes then outstanding when:

(1) either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the serving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any, on) and interest on the notes to the date of deposit (in the case of notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Company has paid all other sums payable under the Indenture by the Company; and

(3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel satisfactory to the Trustee, which, taken together, state that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with and that no violations under agreements governing any other outstanding Indebtedness would result therefrom.

Amendments

     From time to time, the Company and the Trustee may, without the consent of the Holders of the notes, modify, amend or supplement the Indenture or the notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act, provided that such change does not adversely affect the rights of any Holder of the notes. Other modifications and amendments of the Indenture or the notes may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the Holder of each note then outstanding affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on any note,

(2) reduce the principal amount of (or the premium, if any, on) or interest on any note,

(3) change the place, coin or currency of payment of principal of (or the premium, if any, on) or interest on, any note,

(4) impair the right to institute suit for the enforcement of any payment on or with respect to any note,

(5) reduce the above-stated percentage of aggregate principal amount of notes then outstanding necessary to modify or amend the Indenture,

(6) reduce the percentage of aggregate principal amount of notes then outstanding necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults under the Indenture,

(7) modify or amend any provisions of the Indenture relating to the modification and amendment of the Indenture or relating to the waiver of past defaults or covenants, except as otherwise specified,

(8) modify or amend any provision of the Indenture relating to Subsidiary Guarantees in a manner adverse to the Holders or

(9) modify or amend the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or to make and consummate the Net Proceeds Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto.

The Trustee

     Prior to a Default, the Trustee shall not be liable except for the performance of such duties as are specifically set out in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     The Indenture and the Trust Indenture Act contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a default has occurred and is continuing it must eliminate such conflict or resign.

Governing Law

     The Indenture, the notes and the Subsidiary Guarantees provide that they will be governed by the laws of the State of New York.

Certain Definitions

     "Acquired Indebtedness" means Indebtedness of a Person:

(1)  assumed in connection with an Asset Acquisition from such Person,

(2) outstanding at the time such Person becomes a Subsidiary of any other Person (other than any Indebtedness incurred in connection with, or in contemplation of, such Asset Acquisition or such Person becoming such a Subsidiary) or

(3) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company of any Indebtedness described in clause (1) or (2) of this definition, including any successive refinancings, so long as

     (a) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing,

     (b) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the notes at least to the same extent as the Indebtedness being refinanced and

     (c) such new Indebtedness has an Average Life longer than the Average Life of the notes and a final Stated Maturity later than the final Stated Maturity of the notes.

     "Adjusted Consolidated Net Tangible Assets" means, without duplication, as of the date of determination:

(1)  the sum of:

     (a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as audited by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net revenues from (i) estimated proved oil and gas reserves acquired since the date of such year-end reserve report, and (ii) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (using the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (iii) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report and (iv) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (using the prices utilized in such year-end reserve report); provided, that in the case of each of the determinations made pursuant to clauses
         (i) through (iv), such increases and decreases shall be as estimated by the Company's petroleum engineers, except that in the event there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net revenues used for purposes of this clause (1) (a) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers,

     (b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements,

     (c) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and

     (d) the greater of (i) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements or (ii) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements,

(2)  minus the sum of

     (a) minority interests (other than a minority interest in a Subsidiary that is a business trust or similar entity formed for the primary purpose of issuing preferred securities the proceeds of which are loaned to the Company or a Restricted Subsidiary),

     (b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements,

     (c) to the extent included in (1) (a) above, the discounted future net revenues, calculated in accordance with SEC guidelines (using the prices utilized in the Company's most recent year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto and

     (d) the discounted future net revenues, calculated in accordance with SEC guidelines (using the prices utilized in the most recent year-end reserve report), attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (1) (a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company were still using the successful efforts method of accounting.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or options or warrants to purchase such equity (but only if exercisable at the date of determination or within 60 days thereof) of a Person shall be deemed to constitute control of such Person. No Person shall be deemed an Affiliate of an oil and gas royalty trust solely by virtue of ownership of units of beneficial interest in such trust.

     "Asset Acquisition" means:

(1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or any Restricted Subsidiary shall be merged with or into the Company or any Restricted Subsidiary or

(2) the acquisition by the Company or any Restricted Subsidiary of the properties and assets of any Person which constitute all or substantially all of the properties and assets of such Person or any division or line of business of such Person.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including by means of a Sale/Leaseback Transaction or by way of merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of:

(1) any Capital Stock of any Restricted Subsidiary held by the Company or any Restricted Subsidiary;

(2) the properties and assets of any division or line of business of the Company or any of its Restricted Subsidiaries substantially as an entirety; or

(3) any other properties or assets of the Company or any of its Restricted Subsidiaries other than the sale, transfer or disposition in the ordinary course of business of Cash Equivalents, inventory, Hedging Obligations and other financial instruments, accounts receivable, hydrocarbons or other mineral products.

For the purposes of this definition, the term "Asset Sale" shall not include:

(1) any transfer of properties or assets that is governed by, and made in accordance with, the provisions described under the caption "-- Consolidation, Merger, etc."

(2) any transfer of properties or assets to any Person, if permitted under the provisions described under the caption "-- Limitation on Restricted Payments;"

(3) any trade or exchange of properties and assets used in the Oil and Gas Business of the Company or any Restricted Subsidiary or shares of Capital Stock in any Person in the Oil and Gas Business owned by the Company or any Restricted Subsidiary for properties and assets used in the Oil and Gas Business of any Person or shares of Capital Stock in any Person owned or held by another Person, provided, that:

     (a) the fair market value of the properties, assets and shares traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents, not to exceed 15% of such fair market value, to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the fair market value of the properties, assets and shares of Capital Stock (together with any cash or Cash Equivalents, not to exceed 15% of such fair market value) to be received by the Company or such Restricted Subsidiary as determined in good faith by (i) any officer of the Company if such fair market value is less than $20,000,000 and (ii) the Board of Directors of the Company as certified by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $20,000,000; provided, that if such fair market value is equal to or in excess of $40,000,000 the Company shall deliver a written appraisal by a nationally recognized investment banking firm or appraisal firm, in each case specializing or having a specialty in oil and gas properties, and

     (b) such exchange is approved by a majority of the Disinterested Directors; or

(4) any transfer of properties or assets in a single transaction or series of related transactions having a fair market value of less than $20,000,000.

     "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date of determination at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the "net amount of rent" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing:

(1) the sum of the products of (a) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by

(2)  the sum of all such principal payments.

     "B8/32 Partners" means B8/32 Partners, Ltd., a corporation organized under the laws of the Kingdom of Thailand, approximately 46% of the Capital Stock in which is held by the Company on the date of the Indenture.

     "Board of Directors" means:

(1) with respect to the Company, either the board of directors of the Company or any properly constituted committee thereof that is (a) authorized to take the action in question and (b) comprised of members, a majority of whom are not officers or employees of the Company or any Subsidiary of the Company, and

(2) with respect to any Restricted Subsidiary, the board of directors of that Restricted Subsidiary or any properly constituted committee thereof that is authorized to take the action in question.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of, or other agreement conveying the right to use, any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means:

(1) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof),

(2) demand and time deposits and certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $100,000,000 or any commercial bank organized under the laws of any country other than the United States of America that is a member of the Organization for Economic Cooperation and Development ("OECD") and has total assets in excess of $100,000,000,

(3) commercial paper with a maturity of 365 days or less issued by a Person that is not an Affiliate of the Company and is organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other rating service as may be acceptable to the Trustee),

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above,

(5) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (2) above, and

(6) investments in money market mutual or similar funds which have assets in excess of $500,000,000.

     "Change of Control" means the occurrence of any of the following events:

(1) the Company's properties and assets are sold or otherwise disposed of substantially as an entirety on a consolidated basis to any Person or related group of Persons in any one transaction or a series of related transactions;

(2) there shall be consummated any consolidation or merger of the Company (a) in which the Company is not the continuing or surviving Person (other than a consolidation or merger with a wholly owned Subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same number of shares of Common Stock of such Subsidiary) or (b) pursuant to which the Common Stock would be converted into cash, securities or other property, in each case, other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the Common Stock of the continuing or surviving Person immediately after such consolidation or merger; or

(3) any Person or any Persons acting together which would constitute a "group" for purposes of Section 13(d)(3) of the Exchange Act (other than the Company, any Subsidiary of the Company, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic dividend reinvestment plan or any substantially similar plan of the Company or any Subsidiary of the Company or any Person holding securities of the Company for or pursuant to the terms of any such employee benefit plan), together with any Affiliates thereof, shall acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the Voting Stock of the Company.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of:

(1) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, decreased (to the extent included in determining Consolidated Net Income) by the sum of

     (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and

     (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, to

(2) the sum of such Consolidated Interest Expense for such period; provided, that:

     (a) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with clause (1) of the covenant described under the caption "-- Limitation on Indebtedness" and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period,

     (b) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with clause (1) of the covenant described under the caption "-- Limitation on Indebtedness" shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided, that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility,

     (c) notwithstanding clauses (a) and (b) of this proviso, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements and

     (d) in making such calculation, Consolidated Interest Expense shall exclude interest attributable to Dollar-Denominated Production Payments.

     "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, without duplication, the sum of:

(1) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

     (a) any amortization of debt discount,

     (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts),

     (c) the interest portion of any deferred payment obligation,

     (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and

     (e) all accrued interest, in each case to the extent attributable to such period,

(2) to the extent any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) is guaranteed by the Company or any Restricted Subsidiary, the aggregate amount of interest paid or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period,

(3) the aggregate amount of the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and

(4) the aggregate amount of dividends paid or accrued on Redeemable Capital Stock or Preferred Stock of the Company and its Restricted Subsidiaries, to the extent such Redeemable Capital Stock or Preferred Stock is owned by Persons other than Restricted Subsidiaries.

     "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding:

(1) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto),

(2) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales,

(3) the net income (or net loss) of any Person (other than the Company or any of its Restricted Subsidiaries), in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends, interest on indebtedness or other distributions actually paid to the Company or its Restricted Subsidiaries in cash by such other Person during such period (regardless of whether such cash dividends, interest on indebtedness or other distributions is attributable to net income (or net loss) of such Person during such period or during any prior period),

(4) net income (or net loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,

(5) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

(6) income resulting from transfers of assets received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary,

(7) any write-downs of non-current assets (provided, however, that any ceiling limitation write-downs under SEC guidelines shall be treated as capitalized costs, as if such write-downs had not occurred),

(8) unrealized losses under derivative instruments included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of FAS 133,

(9)  the cumulative effect of a change in accounting principles and

(10) charges to consolidated net income resulting from variable based equity compensation arrangements.

     "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Company less the amount of such stockholders' equity attributable to Redeemable Capital Stock or treasury stock of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

     "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, depletion, amortization, impairment and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge which requires an accrual of or reserve for cash charges for any future period).

     "Credit Agreement" means the Credit Agreement dated as of March 8, 2001, among the Company as the borrower, certain commercial lending institutions, Bank of Montreal, acting through its Chicago, Illinois branch as the administrative agent, Toronto Dominion (Texas), Inc., as syndication agent, BNP Paribas, as documentation agent, and Bank of America, N.A. and Fleet National Bank, as managing agents, including any notes, swing-line notes, letters of credit, pledge agreements and other documents executed in connection therewith, as such agreement has been and may be amended, modified, supplemented, extended, restated, replaced (including replacement after the termination of such agreement), restructured, increased, renewed or refinanced from time to time in one or more credit agreements, loan agreements, instruments or similar agreements, whether or not with the same lenders or agents, as such may be further amended, modified, supplemented, extended, restated, replaced (including replacement after the termination of such agreement), restructured, increased, renewed or refinanced from time to time.

     "Credit Agreement Obligations" means all monetary obligations of every nature of the Company or a Restricted Subsidiary, including without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, from time to time owed to the lenders or any agent under or in respect of the Credit Agreement.

     "Default" means any event, act or condition that is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means:

(1)  all Senior Indebtedness constituting Credit Agreement Obligations and

(2) any other Senior Indebtedness which (a) at the time of incurrence equals or exceeds $50,000,000 in aggregate principal amount and (b) is specifically designated by the Company in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" for purpose of the Indenture.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver its resolution under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

     "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Event of Default" has the meaning set forth above under the caption "Events of Default."

     "Foreign Asset Sale" means an Asset Sale by a Foreign Subsidiary or an Asset Sale by the Company or any of its Restricted Subsidiaries of any asset located outside the United States of America.

     "Foreign Subsidiary" means:

(1) any Restricted Subsidiary engaged in the Oil and Gas Business having the majority of its operations outside the United States of America, irrespective of its jurisdiction of organization, and

(2) any other Restricted Subsidiary whose assets (excluding any cash and Cash Equivalents) consist exclusively of Capital Stock or Indebtedness of one or more Restricted Subsidiaries described in clause (1) of this definition.

     "GAAP" means generally accepted accounting principles, consistently applied, that are set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements finally approved or adopted by the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable or in full force and effect as of the date of the Indenture.

     "guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any Lien on the assets of such Person securing obligations of the primary obligor and any obligation of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase or payment of) any security for the payment of such Indebtedness,

(2) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or

(3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that a guarantee by any Person shall not include (i) endorsements by such Person for collection or deposit, in either case, in the ordinary course of business or (ii) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment.

When used as a verb, "guarantee" shall have a corresponding meaning.

     "Guarantor Senior Indebtedness" means all Indebtedness of a Subsidiary Guarantor created, incurred, assumed or guaranteed by such Subsidiary Guarantor (and all renewals, substitutions, refinancings or replacements thereof) (including the principal of, interest on and fees, premiums, expenses (including costs of collection), indemnities and other amounts payable in connection with such Indebtedness) (and including, in the case of the Credit Agreement, interest accruing after the filing of a petition by or against such Subsidiary Guarantor under any bankruptcy law, in accordance with and at the rate, including any default rate, specified with respect to such Indebtedness, whether or not a claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law), unless the instrument governing such Indebtedness expressly provides that such Indebtedness is not senior in right of payment to its Subsidiary Guarantee. Notwithstanding the foregoing, Guarantor Senior Indebtedness of a Subsidiary Guarantor will not include:

(1) Indebtedness of such Subsidiary Guarantor evidenced by its Subsidiary Guarantee,

(2) Indebtedness of such Subsidiary Guarantor that is expressly subordinated or junior in right of payment to any Guarantor Senior Indebtedness of such Subsidiary Guarantor or its Subsidiary Guarantee,

(3)  Indebtedness which, when incurred and without respect to any election under
     Section 1111(b) of Title 11 United States Code, is by its terms without recourse to such Subsidiary Guarantor or Non-Recourse Indebtedness,

(4) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of such Subsidiary Guarantor,

(5) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor,

(6) Indebtedness of such Subsidiary Guarantor to the Company or any of the Company's other Subsidiaries or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and

(7) that portion of any Indebtedness of such Subsidiary Guarantor which at the time of issuance is issued in violation of the Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (7) if the holder(s) of such Indebtedness or their representative or such Subsidiary Guarantor shall have furnished to the Trustee an Opinion of Counsel, addressed to the Trustee (which counsel may, as to matters of fact, rely upon a certificate of such Subsidiary Guarantor) to the effect that the incurrence of such Indebtedness does not violate the provisions of such Indenture);

provided, that the foregoing exclusions shall not affect the priorities of any Indebtedness arising solely by operation of law in any case or proceeding or similar event described in clause (1), (2) or (3) of the second paragraph under the caption "-- Subordination."

     "Hedging Obligations" means obligations of any Person arising out of hedging transactions entered into in the ordinary course of business, including, without limitation, swaps, options, forward sales and futures contracts entered into in connection with interest rates, currencies and energy-related commodities.

     "Holder" means a Person in whose name a note is registered in the Note Register.

     "Indebtedness" means, with respect to any Person, without duplication:

(1) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit or bankers' acceptance and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP,

(2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP,

(3) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business,

(4)  all Capitalized Lease Obligations of such Person,

(5) the Attributable Indebtedness (in excess of any related Capitalized Lease Obligations) related to any Sale/Leaseback Transaction of such Person,

(6) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured),

(7) all guarantees by such Person of Indebtedness referred to in this definition (including, with respect to any Production Payment, any warranties, promises or other assurances of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment),

(8) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends,

(9) all obligations of such Person under or in respect of currency exchange contracts and Interest Rate Protection Obligations and

(10) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of such Person of the types referred to in clauses (1) through (9) above.

For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock, provided, however, that if such Redeemable Capital Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Redeemable Capital Stock. Subject to clause (7) of the first sentence of this definition, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

     "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and includes, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's and any of its Subsidiaries' exposure to fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution to (by means of any transfer of cash or other property or assets to others or any payment for property, assets or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person. In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude:

(1) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and

(2) Interest Rate Protection Obligations entered into in the ordinary course of business or as required by any Permitted Indebtedness, Permitted Subsidiary Indebtedness or any Indebtedness incurred in compliance with the covenant described above under the caption "-- Limitation on Indebtedness," but only to the extent that the notional principal amount of such Interest Rate Protection Obligations does not exceed 105% of the principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate and

(3) bonds, notes, debentures or other securities received in compliance with the covenant described under the caption "-- Limitation on Disposition of Proceeds of Asset Sales" and

(4) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business including, without limitation, obligations under oil and gas exploration, development, joint operating, and related agreements and licenses or concessions related to the Oil and Gas Business.

     "Investment Grade" means a rating of BBB- or higher by S&P and Baa3 or higher by Moody's or the equivalent of such ratings by S&P and Moody's.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any property of any kind; provided, however, "Lien" shall not include rights created in a third Person in connection with the creation by the Company or a Subsidiary of a Production Payment. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than 50% during a fiscal quarter in the estimated discounted future net cash flows from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (1) (a) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change:

the estimated discounted future net cash flows from:

(1) any acquisitions during the quarter of oil and gas reserves that have been audited by a nationally recognized firm of independent petroleum engineers and

(2) any disposition of properties held at the beginning of such quarter that have been disposed of as provided in the covenant described under the caption "-- Limitation on Disposition of Proceeds of Asset Sales."

     "Material Restricted Subsidiary" means, at any particular time:

(1)  any Subsidiary Guarantor and

(2)  any other Restricted Subsidiary that, together with its Subsidiaries:

     (a) accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries for the most recently completed fiscal year of the Company or

     (b) was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries at the end of such fiscal year, all as shown in the case of (a) and (b) on the consolidated financial statements of the Company and its Restricted Subsidiaries for such fiscal year.

     "Maturity" means, with respect to any note, the date on which any principal of such note becomes due and payable as provided therein or in the Indenture, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof received by the Company or any Restricted Subsidiary in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary)), net of:

(1) brokerage commissions and other fees and expenses (including fees and expenses of engineers, legal counsel, accountants and investment banks) related to such Asset Sale,

(2)  provisions for all taxes payable as a result of such Asset Sale,

(3) amounts required to be paid (a) to any minority interest holder or other Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or (b) in respect of any Indebtedness (other than Indebtedness under the Credit Agreement) secured by a Lien on any of the properties or assets that were the subject of such Asset Sale and

(4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Cash Proceeds.

     Notwithstanding the foregoing, to the extent that any or all of the Net Cash Proceeds of any Foreign Asset Sale is prohibited or delayed from being repatriated to the United States of America pursuant to applicable local law despite reasonable effort by the Company or such Restricted Subsidiary to exclude or release those funds from such restrictions, the portion of such Net Cash Proceeds so affected shall be deemed excluded from Net Cash Proceeds so long as the applicable local law does not permit repatriation to the United States of America. Once repatriation of those funds is permitted under the applicable local law, those funds shall then constitute Net Cash Proceeds and be subject to the provisions of the Indenture described under "----Limitation on Disposition of Proceeds of Asset Sales" as if the subject Foreign Asset Sale had occurred on the date that such repatriation became permissible under applicable local law. Furthermore, to the extent that the Board of Directors of the Company determines, in good faith, that repatriation of any or all of the Net Cash Proceeds of any Foreign Asset Sale would have a material adverse tax consequence to the Company, the funds so affected shall be excluded from Net Cash Proceeds until such time as the Board of Directors shall determine that such material adverse tax consequences no longer exist, whereupon those funds shall then constitute Net Cash Proceeds and be subject to the provisions of the Indenture described under "----Limitation on Disposition of Proceeds of Asset Sales" as if the subject Foreign Asset Sale had occurred on the date that the Board of Directors makes the determination that such tax consequences no longer exist.

     "Net Working Capital" means:

(1)  all current assets of the Company and its Restricted Subsidiaries, minus

(2) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP.

     "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of the Company or a Restricted Subsidiary incurred in connection with the acquisition by the Company or a Restricted Subsidiary of any property or assets and as to which:

(1) the holders of such Indebtedness agree that they will look solely to the property or assets so acquired and securing such Indebtedness for payment on or in respect of such Indebtedness and

(2) no default with respect to such Indebtedness would permit (after notice or passage of time or both), according to the terms of any other Indebtedness of the Company or a Restricted Subsidiary, any holder of such other Indebtedness to declare a default under such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its stated maturity.

     "Note Obligations" means any principal of, premium, if any, and interest on, and any other amounts (including, without limitation, any payment obligations with respect to the notes as a result of any Asset Sale, Change of Control or redemption) owing in respect of, the notes payable pursuant to the terms of the notes or the Indenture or upon acceleration of the notes.

     "Note Register" means the register maintained by or for the Company in which the Company shall provide for the registration of the notes and of transfer of the notes.

     "Officers' Certificate" means a certificate delivered to the Trustee signed by the Chairman, the President, a Vice President or the Chief Financial Officer, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company.

     "Oil and Gas Business" means:

(1) the acquisition, exploration, exploitation, development, operation and disposition of interests in oil, gas and other hydrocarbon properties,

(2) the gathering, marketing, treating, processing, storage, refining, selling and transporting of any production from such interests or properties,

(3) any business relating to or arising from exploration for or exploitation, development, production, treatment, processing, storage, refining, transportation or marketing of oil, gas and other minerals and products produced in association therewith,

(4) any other related energy business, including power generation and electrical transmission business in a jurisdiction outside North America where fuel required by such business is supplied, directly or indirectly, from hydrocarbons produced substantially from properties in which the Company or its Restricted Subsidiaries, directly or indirectly, participates, and

(5) any activity necessary, appropriate or incidental to the activities described in the preceding clauses (1) through (4) of this definition.

     "Opinion of Counsel" means a written opinion of legal counsel for the Company (or any Subsidiary Guarantor, if applicable) including an employee of the Company (or any Subsidiary Guarantor, if applicable), who is reasonably acceptable to the Trustee.

     "Pari Passu Indebtedness" means:

(1) the Company's 10 3/8% Senior Subordinated Notes due 2009 issued under the Indenture dated as of January 15, 1999 between the Company and State Street Bank and Trust Company,

(2) the Company's 8 3/4% Senior Subordinated Notes due 2007 issued under the Indenture dated as of May 15, 1997 between the Company and Fleet National Bank (now State Street Bank and Trust Company), as Trustee, and

(3) any other Indebtedness of the Company that is pari passu in right of payment to the notes.

     "Permitted Indebtedness" means any of the following:

     (1) Indebtedness of the Company under one or more bank credit or revolving credit facilities in an aggregate principal amount at any one time outstanding not to exceed:

            (a) the greater of: (i) $515,000,000 and (ii) an amount equal to the sum of (A) $400,000,000 and (B) 10% of Adjusted Consolidated Net Tangible Assets determined as of the date of the most recent quarterly consolidated financial statements of the Company and its Restricted Subsidiaries, less

            (b) the amount of Net Cash Proceeds applied to reduce Indebtedness pursuant to the covenant of the Indenture described under the caption "-- Limitation on Disposition of Proceeds of Asset Sales" (together with interest and fees under such facilities, the "Maximum Credit Amount," with the Maximum Credit Amount being an aggregate maximum amount for the Company and all Guarantor Subsidiaries, pursuant to clause (1) of the definition of "Permitted Subsidiary Indebtedness"), and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancings or replacements (each, for purposes of this clause, a "refinancing") thereof by the Company, including any successive refinancings thereof by the Company, so long as the aggregate principal amount of any such new Indebtedness, together with the aggregate principal amount of all other Indebtedness outstanding pursuant to this clause (1) (and clause (1) of the definition of "Permitted Subsidiary Indebtedness"), shall not at any one time exceed the Maximum Credit Amount;

     (2)  Indebtedness of the Company under the notes;

     (3) Indebtedness of the Company outstanding on the date of the Indenture (and not repaid or defeased with the proceeds of the Company's sale of the outstanding notes);

     (4) obligations of the Company pursuant to Interest Rate Protection Obligations, but only to the extent the notional principal amount of such obligations does not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations; obligations under currency exchange contracts entered into in the ordinary course of business; and Hedging Obligations;

     (5) Indebtedness of the Company to any Restricted Subsidiaries or B8/32 Partners and guarantees by the Company of Permitted Subsidiary Indebtedness;

     (6) in-kind obligations relating to net oil or gas balancing positions arising in the ordinary course of business and consistent with past practice;

     (7) Indebtedness in respect of bid, performance or surety bonds issued or other reimbursement obligations for the account of the Company in the ordinary course of business, including guarantees and letters of credit supporting such Indebtedness in respect of bid, performance, surety bonds or other reimbursement obligations (in each case other than for an obligation for money borrowed);

     (8)  Non-Recourse Indebtedness;

     (9) Indebtedness incurred in respect of any letters of credit in the ordinary course of business of the Company or reimbursement obligations in respect thereof;

     (10) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company of any Indebtedness of the Company described in clauses (2) or (3) above, including any successive refinancings by the Company, so long as (a) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, and (b) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the notes at least to the same extent as the Indebtedness being refinanced and (c) such new Indebtedness has an Average Life equal to or longer than the Average Life of the

Indebtedness being refinanced and a final Stated Maturity equal to or later than the final Stated Maturity of the Indebtedness being refinanced;

     (11) other Indebtedness of the Company in an aggregate principal amount not in excess of $40,000,000 at any one time outstanding.

     "Permitted Investments" means any of the following:

     (1)  Investments in Cash Equivalents;

     (2) Investments in the Company or any of its Restricted Subsidiaries or B8/32 Partners;

     (3) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (a) such other Person becomes a Restricted Subsidiary of the Company or (b) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its properties and assets to, the Company or a Restricted Subsidiary;

     (4) entry into operating agreements, partnership agreements, joint ventures, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, development agreements, joint ownership arrangements and other similar or customary agreements, transactions, properties, interests and arrangements, whether or not any such Investment involves or results in the creation of a legal entity, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Company or its Restricted Subsidiaries' Oil and Gas Business;

     (5) entry into any arrangement pursuant to which the Company or any of its Restricted Subsidiaries may incur Hedging Obligations; and

     (6) other Investments having an aggregate fair market value (measured on the date each such Investment was made without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (6) that are at the time outstanding (net of repayments, dividends and distributions received with respect to such Investments), not to exceed $50,000,000 at any one time outstanding.

     "Permitted Liens" means the following types of Liens:

     (1)  Liens existing as of the date the notes are first issued;

     (2)  Liens securing the notes;

     (3)  Liens in favor of the Company or a Subsidiary Guarantor;

     (4)  Liens securing Senior Indebtedness or Guarantor Senior Indebtedness;

     (5)  Liens for taxes, assessments and governmental charges or claims either
(a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

     (6) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

     (7) Liens incurred and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, and Liens incurred and deposits made to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts and leases, trade contracts (other than to secure an obligation for borrowed money), performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money but including lessee and operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters);

     (8) pre-judgment Liens and judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

     (9) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

     (10) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of the Subsidiaries; customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to the indenture, escrow agreement or other similar agreement establishing such trust or escrow arrangement; and Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements and similar agreements (a) limiting the transfer of properties and assets pending consummation of the subject transaction or (b) in respect of earnest money deposits, good faith deposits, purchase price adjustment escrows or similar deposits or escrow arrangements made or established thereunder;

     (11) Liens securing any Hedging Obligations of the Company or any Restricted Subsidiary;

     (12) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (13) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (14) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets and Liens to secure Indebtedness used to finance all or a part of the construction of property or assets used by the Company or any of its Restricted Subsidiaries in the Oil and Gas Business, provided, that such Liens do not extend to any other property or assets owned by the Company or its Restricted Subsidiaries;

     (15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

     (16) Liens securing Interest Rate Protection Obligations which Interest Rate Protection Obligations relate to Indebtedness that is secured by Liens otherwise permitted under this Indenture;

     (17) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development or operation thereof;

     (18) Liens on pipeline or pipeline facilities which arise out of operation of law;

     (19) Liens arising under operating agreements, partnership agreements, joint ventures, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, development agreements, joint ownership arrangements and other similar or customary agreements, transactions, properties, interests and arrangements, whether or not any of same involves or results in the creation of a legal entity, in each case entered into in the ordinary course of the Company or its Restricted Subsidiaries' Oil and Gas Business;

     (20) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

     (21) Liens constituting survey exceptions, encumbrances, easements, or reservations of, or rights to others for, rights-of-way, zoning restrictions and other similar charges and encumbrances as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of property, assets or services, and in the aggregate do not interfere in any material respect with the ordinary conduct of the business of the Company or its Restricted Subsidiaries;

     (22) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of such Person; rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of such Person, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by such Person; any obligation or duties affecting the property of such Person to any municipality or governmental, statutory or public authority with respect to any franchise, grant, license or permit;

     (23) Liens securing Non-Recourse Indebtedness; provided, however, that the related Non-Recourse Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets acquired by the Company with the proceeds of such Non-Recourse Indebtedness; and

     (24) Liens securing Acquired Indebtedness; provided, however, that any such lien extends only to the properties or assets that were subject to such Lien prior to the related acquisition by the Company or such Restricted Subsidiary and was not created, incurred or assumed in contemplation of such transaction.

Notwithstanding anything in clauses (1) through (24) of this definition, the term "Permitted Liens" does not include any Liens resulting from the creation, incurrence, issuance, assumption or guarantee of any Production Payments other than Production Payments that are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 30 days after, the acquisition of the properties or assets that are subject thereto.

     "Permitted Subsidiary Indebtedness" means any of the following:

     (1) Indebtedness of any Guarantor Subsidiary under one or more bank credit or revolving credit facilities (and "refinancings" thereof) in an amount at any one time outstanding not to exceed the Maximum Credit Amount (in the aggregate for all Guarantor Subsidiaries and the Company, pursuant to clause (1) of the definition of "Permitted Indebtedness");

     (2) Indebtedness of any Restricted Subsidiary outstanding on the date of the Indenture;

     (3) obligations of any Restricted Subsidiary pursuant to Interest Rate Protection Obligations, but only to the extent the notional principal amount of such obligations does not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations; and Hedging Obligations of any Restricted Subsidiary;

     (4) the Subsidiary Guarantees (and any assumption of the obligations guaranteed thereby);

     (5) Indebtedness of any Restricted Subsidiary relating to guarantees by such Restricted Subsidiary of Permitted Indebtedness;

     (6) in-kind obligations relating to net oil or gas balancing positions arising in the ordinary course of business and consistent with past practice;

     (7) Indebtedness in respect of bid, performance or surety bonds or other reimbursement obligations issued for the account of any Restricted Subsidiary in the ordinary course of business, including guarantees and letters of credit supporting such Indebtedness in respect of bid, performance, surety bonds or other reimbursement obligations (in each case other than for an obligation for money borrowed);

     (8) Indebtedness of any Restricted Subsidiary to any other Restricted Subsidiary, to B8/32 Partners or to the Company;

     (9) Indebtedness relating to guarantees by any Restricted Subsidiary permitted to be incurred pursuant to paragraph (a) of the provisions of the Indenture described under the caption "-- Limitation on Non-Guarantor Restricted Subsidiaries";

     (10) Indebtedness incurred in respect of letters of credit in the ordinary course of business of any Restricted Subsidiary or reimbursement obligation in respect thereof;

     (11) Non-Recourse Indebtedness;

     (12) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by any Restricted Subsidiary of any Indebtedness of such Restricted Subsidiary including any successive refinancings by such Restricted Subsidiary, so long as (a) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of such Subsidiary incurred in connection with such refinancing and (b) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity equal to or later than the final Stated Maturity of the Indebtedness being refinanced; and

     (13) other Indebtedness incurred by one or more Restricted Subsidiaries that are not Guarantor Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any time outstanding.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Indenture, including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

     "Public Market" exists at any time with respect to the Qualified Capital Stock of the Company if such Qualified Capital Stock of the Company is then:

(1) registered with the SEC pursuant to Section 12(b) or 12(g) of the Exchange Act and

(2)  traded either on a national securities exchange or on the NASDAQ Stock
Market.

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

     "Qualified Redemption Transaction" means a call for redemption of any Capital Stock or Subordinated Indebtedness (including any Subordinated Indebtedness accounted for as a minority interest of the Company that is held by a Subsidiary that is a business trust or similar entity formed for the primary purpose of issuing preferred securities the proceeds of which are loaned to the Company or a Restricted Subsidiary) that by its terms is convertible into Common Stock of the Company if on the date of notice of such call for redemption:

(1)  a Public Market exists in the shares of Common Stock of the Company and

(2) the average closing price on the Public Market for shares of Common Stock of the Company for the twenty trading days immediately preceding the date of such notice exceeds 120% of the conversion price per share (determined by reference to the redemption price) of Common Stock of the Company issuable upon conversion of the Capital Stock or Subordinated Indebtedness called for redemption.

     "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to 91 days after the final Stated Maturity of the notes or is redeemable at the option of the holder thereof at any time prior to 91 days after such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to 91 days after such final Stated Maturity.

     "Regular Record Date" for the interest payable on any Interest Payment Date means April 1 or October 1 (whether or not a business day, as the case may be) next preceding each such Interest Payment Date.

     "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of the Indenture, unless such Subsidiary of the Company is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of the Indenture.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Sale/Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which properties or assets are sold or transferred by such Person or a Subsidiary of such Person and are thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries other than:

(1) a transaction whereby property or assets are sold or transferred by the Company or any of its Restricted Subsidiaries to any Affiliate of the Company or pursuant to any Permitted Investment constituting a joint ownership arrangement, which property or assets are leased back, directly or indirectly, to the Company, any Affiliate of the Company or to the constituent parties to any such joint venture arrangement,

(2) temporary leases for a term, including renewals at the option of the lessee, of not more than five years and

(3) leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

     "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the Company (including, in the case of the Credit Agreement, interest accruing after the filing of a petition by or against the Company under any bankruptcy law, in accordance with and at the rate, including any default rate, specified with respect to such indebtedness, whether or not a claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes. Notwithstanding the foregoing, "Senior Indebtedness" shall not include:

(1)  Indebtedness evidenced by the notes,

(2) Indebtedness that is expressly subordinate or junior in right of payment to any Senior Indebtedness of the Company,

(3)  Indebtedness which, when incurred and without respect to any election under
     Section 1111(b) of Title 11 United States Code, is by its terms without recourse to the Company or which is Non-Recourse Indebtedness,

(4) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of the Company,

(5) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by the Company,

(6) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and

(7) that portion of any Indebtedness of the Company which at the time of issuance is issued in violation of the Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (7) if the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the

     Trustee an Opinion of Counsel addressed to the Trustee (which counsel may, as to matters of fact, rely upon a certificate of the Company) to the effect that the incurrence of such Indebtedness does not violate the provisions of such Indenture);

provided, that the preceding exclusions shall not affect the priorities of any Indebtedness arising solely by operation of law in any case or proceeding or similar event described in clause (1), (2) or (3) of the second paragraph under the caption "-- Subordination."

     "Stated Maturity" means, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness or any installment of interest thereon, means the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

     "Subordinated Indebtedness" means:

(1) Company's 6 1/2% Junior Subordinated Debentures due 2029 issued under the Indenture dated as of June 1, 1999, between the Company and Wilmington Trust Company, as Trustee,

(2) the Company's 5 1/2% Convertible Subordinated Notes due 2006 issued under the Indenture dated as of June 15, 1996, between the Company and Fleet National Bank (now State Street Bank and Trust Company), as Trustee and

(3) other Indebtedness of the Company which, by its terms, is subordinated in right of payment to the notes.

     "Subsidiary" means, with respect to any Person, a corporation, partnership, limited liability company, association or other business entity a majority of whose Voting Stock is at the time, directly or indirectly owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof. For purposes of the foregoing definition, an arrangement by which a Person who owns an interest in an oil and gas property is subject to a joint operating agreement, processing agreement, net profits, interest, overriding royalty interest, farmout agreement, development agreement, area of mutual interest agreement, joint bidding agreement, unitization agreement, pooling arrangement or other similar agreement or arrangement shall not, in and of itself, be considered a Subsidiary.

     "Subsidiary Guarantee" means any guarantee of the notes by any Restricted Subsidiary in accordance with the provisions set forth in the covenant described under the caption "-- Limitation on Non-Guarantor Restricted Subsidiaries."

     "Subsidiary Guarantor" means each of the Company's Restricted Subsidiaries that becomes a guarantor of the notes in compliance with the provisions described under the caption "-- Limitation on Non-Guarantor Restricted Subsidiaries" or otherwise executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture and to guarantee the payment of the notes pursuant to the provisions described under the caption "-- Possible Subsidiary Guarantees of the Notes."

     "Unrestricted Subsidiary" means:

(1) Pogo Trust I, a Delaware business trust, and any other Subsidiary of the Company that at the time of determination will similarly be designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below and

(2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as:

     (a) neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary;

     (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity;

     (c) neither the Company nor any Restricted Subsidiary has made an Investment in such Subsidiary unless such Investment was made pursuant to, and in accordance with, the covenant described under the caption "-- Limitation on Restricted Payments" (other than Investments of the type described in clause (4) of the definition of "Permitted Investments"); and

     (d) such designation shall not result in the creation or imposition of any Lien on any of the Properties of the Company or any Restricted Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which shall have been in compliance with the covenant described under the caption "-- Limitation on Liens");

provided, however, that with respect to clause (a) of this sentence, the Company or a Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if:

(i) such liability constituted a Permitted Investment or a Restricted Payment permitted by the provisions of the Indenture described under the caption "-- Limitation on Restricted Payments," in each case at the time of incurrence, or

(ii) the liability would be a Permitted Investment at the time of designation of such Subsidiary as an Unrestricted Subsidiary.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing a resolution with the Trustee giving effect to such designation. For the avoidance of doubt, it is understood that Pogo Trust I referred to above, at the time of its designation as an Unrestricted Subsidiary, satisfied the foregoing conditions as would any substantially similar Subsidiaries of the Company formed to engage in similar activities as Pogo Trust I.

     The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation:

(1)  no Default or Event of Default shall have occurred and be continuing,

(2) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the first paragraph of the covenant described above under the caption "-- Limitation on Indebtedness" and

(3) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with the covenant described under the caption "-- Limitations on Liens."

     "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the election of the directors, managers or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary to the extent:

(1) all of the Capital Stock in such Restricted Subsidiary, other than any directors qualifying shares or other shares whose ownership by other Persons is mandated by applicable law, is owned directly or indirectly by the Company or

(2) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided, that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

                Outstanding Notes Registration Rights Agreement

     In connection with the sale of the outstanding notes, we entered into a registration rights agreement. Under that agreement, we agreed to use our reasonable best efforts to:

     . file a registration statement with the SEC with respect to an offer to exchange the outstanding notes for new notes having substantially identical terms as the outstanding notes (except that the new notes will not contain terms with respect to transfer restrictions or interest rate increases)

     . cause that registration statement to be declared effective under the Securities Act within 135 days of the date of original issuance of the outstanding notes

     . keep that registration statement effective until the closing of the exchange offer

     . cause the exchange offer to be consummated within 180 days following the original issuance of the outstanding notes

     Promptly after the exchange offer registration statement has been declared effective, we will offer the outstanding notes in exchange for surrender of the new notes.

     Under the following circumstances, we will file with the SEC a shelf registration statement to cover resales of the outstanding notes by those holders who provide required information in connection with the shelf registration statement:

     . if any changes in law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement

     . if for any reason the exchange offer registration statement is not declared effective within 135 days after the date of original issuance of the outstanding notes

     . if the exchange offer is not consummated within 180 days after the date of original issuance of the outstanding notes

     . in certain circumstances, at the request of the initial purchaser of outstanding notes

     A "Registration Default" will occur if, among other things:

     . the exchange offer registration statement is not declared effective on or prior to the 135th day following the date of original issuance of the outstanding notes

     . the exchange offer is not consummated or a shelf registration statement with respect to the notes is not declared effective on or prior to the 180th day following the date of original issuance of the outstanding notes

     . we file the exchange offer registration statement or shelf registration statement and the SEC declares it effective, but afterward we withdraw it, or it becomes subject to an effective stop order suspending the effectiveness of such registration statement (except as specifically permitted in the registration rights agreement) without being succeeded immediately by an additional registration statement filed and declared effective

     . we effect a suspension of offers and sales under the shelf registration statement for more than 60 days, whether or not consecutive, within any period of 12 consecutive months

     If any Registration Default occurs, we will be obligated to pay additional interest to each holder of outstanding notes at a rate equal to 0.50% per annum. This rate will continue until all registration defaults have been cured (and, if applicable, the suspension of offers and sales of notes under the shelf registration statement ceases).

     Holders who desire to tender their outstanding notes will be required to make to the Company the representations described under "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "-- Procedures for Tendering" in order to participate in the exchange offer. In addition, we may require holders to deliver information to be used in connection with the shelf registration statement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding additional interest described in the preceding paragraphs. A holder who sells outstanding notes under the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers. Such a holder will also be subject to the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder, including indemnification obligations.

     The description of the registration rights agreement contained in this section is a summary only. For more information, you may review the provisions of the registration rights agreement that the Company filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

                         Book Entry; Delivery and Form

     The new notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form (the "Global Securities") that will be registered in the name of Cede & Co., as nominee of DTC. The Global Securities will be deposited on behalf of the acquirors of the new notes represented thereby with a custodian for DTC for credit to the respective accounts of the acquirors or to such other accounts as they may direct at DTC. See "The Exchange Offer -- Book-Entry Transfer."

The Global Securities

     We expect that under procedures established by DTC

     . upon deposit of the Global Securities with DTC or its custodian, DTC will credit on its internal system portions of the Global Securities that shall be comprised of the corresponding respective amounts of the Global Securities to the respective accounts of persons who have accounts with such depositary

     . ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of persons who have accounts with DTC ("participants"), and the records of participants, with respect to interests of persons other than participants.

     So long as DTC or its nominee is the registered owner or holder of any of the notes, DTC or such nominee will be considered the sole owner or holder of such notes represented by the Global Securities for all purposes under the Indenture and under the notes represented thereby. No beneficial owner of an interest in the Global Securities will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the indenture.

     Payments on the notes represented by the Global Securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the trustee or any paying agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     We expect that DTC or its nominee, upon receipt of any payment on the notes represented by the Global Securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Global Securities as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Securities held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payment will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of a certificated security for any reason, including to sell notes to persons in states that require physical delivery of such security or to pledge such securities, such holder must transfer its interest in the Global Securities in accordance with the normal procedures of DTC and the procedures in the indenture.

     DTC has advised us that DTC will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the Global Securities are credited and only in respect of the aggregate principal amount as to which such participant or participants has or have given such direction. However, if there is an event of default under the Indenture, DTC will exchange the Global Securities for certificated securities that it will distribute to its participants.

     DTC has advised us as follows:

     . DTC is a limited-purpose company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of
          Section 17A of the Securities Exchange Act of 1934

     . DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates

     . Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations

     . DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     . Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly

     . The rules applicable to DTC and its participants are on file with the SEC

     Although DTC is expected to follow these procedures in order to facilitate transfers of interests in the Global Securities among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the trustee will have any responsibility for the performance by DTC or its direct or indirect participants on their respective obligations under the rules and procedures governing their operations.

Certificated Securities

     Interests in the Global Securities will be exchanged for certificated securities if:

     . DTC or any successor depositary (the "Depositary") notifies us that it is unwilling or unable to continue as depositary for the Global Securities, or DTC ceases to be a "clearing agency" registered under the Securities Exchange Act of 1934, and a successor depositary is not appointed by us within 90 days

     .    we determine not to have the notes represented by Global Securities

Upon the occurrence of either of the events described in the preceding sentence, we will cause the appropriate certificated securities to be delivered.

     Neither the Company nor the trustee will be liable for any delay by the Depositary or its nominee in identifying the beneficial owners of the related notes. Each such person may conclusively rely on, and will be protected in relying on, instructions from such Depositary or nominee for all purposes, including the registration and delivery, and the respective principal amounts, of the notes to be issued.

                    Certain Federal Income Tax Consequences

     The following discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. We recommend that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's outstanding notes for new notes, including the applicability and effect of any state, local or foreign tax laws.

     We believe that the exchange of outstanding notes for new notes pursuant to the exchange offer will not be treated as an "exchange" for federal income tax purposes because the new notes will not be considered to differ materially in kind or extent from the outstanding notes. Rather, the new notes received by a holder will be treated as a continuation of the outstanding notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging outstanding notes for new notes pursuant to the exchange offer.

                             Plan of Distribution

     Based on interpretations by the staff of the SEC in no action letters issued to third parties, we believe that any holder may transfer new notes issued under the exchange offer in exchange for the outstanding notes if:

     . the holder acquires the new notes in the ordinary course of its business

     . the holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of such new notes

     Broker-dealers receiving new notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of the new notes.

     We believe that a holder may not transfer new notes issued under the exchange offer in exchange for the outstanding notes if that holder is:

     . an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act

     . a broker-dealer that acquired outstanding notes directly from the Company

     . a broker-dealer that acquired outstanding notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act

     To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in the exchange offer registration statement. In the registration rights agreement, we have agreed to permit participating broker-dealers to use this prospectus in connection with the resale of new notes. We have agreed that, for a period of up to 180 days after the expiration of the exchange offer, we will make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests such documents in the letter of transmittal.

     If a holder wishes to exchange its outstanding notes for new notes in the exchange offer, the holder will be required to make representations to us as described in "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "-- Procedures for Tendering -- Representations to the Company" of this prospectus and in the letter of transmittal. In addition, if a broker-dealer receives new notes for its own account in exchange for outstanding notes that were acquired by it as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such new notes.

     We will not receive any proceeds from any sale of new notes by broker-dealers. Broker-dealers who receive new notes for their own account in the exchange offer may sell them from time to time in one or more transactions in the over-the-counter market:

     .    in negotiated transactions

     . through the writing of options on the new notes or a combination of such methods of resale

     .    at market prices prevailing at the time of resale

     . at prices related to such prevailing market prices or negotiated prices

Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes it received for its own account in the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers. We will indemnify holders of the outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as provided in the registration rights agreement.

                  Transfer Restrictions on Outstanding Notes

     The outstanding notes were not registered under the Securities Act. Those outstanding notes may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except in accordance with an exemption from the Securities Act registration requirements. Accordingly, the outstanding notes were offered and sold only in the United States to "qualified institutional buyers" under Rule 144A under the Securities Act in a private sale exempt from the registration requirements of the Securities Act.

                                  Legal Matters

     Certain matters in connection with the offering will be passed upon for the Company by Gerald A. Morton, Vice President-Law and Corporate Secretary of the Company. Mr. Morton owns approximately 4,896 shares of the Company's Common Stock directly and through the Company's tax advantaged savings plan and options to purchase an aggregate of 53,000 shares of the Company's common stock, which are or become exercisable in periodic installments through August 1, 2003.

                                    Experts

     The audited consolidated financial statements for each of Pogo Producing Company and North Central Oil Corporation, incorporated by reference in this Registration Statement to the extent and for the periods referred to in their reports, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                         Independent Petroleum Engineers

     The estimates of Pogo Producing Company's oil and gas reserves set forth in the Annual Report, and the related estimates set forth therein of discounted present values of estimated future net revenues therefrom, are extracted from the report of Ryder Scott Company, L.P. and incorporated by reference herein. The estimates of North Central Oil Corporation's oil and gas reserves, and the related estimates of discounted present values of estimated future net reserves therefrom, are extracted from the report of Miller & Lents, Ltd. prepared for North Central Oil Corporation and are incorporated by reference herein to the information contained in our current report on Form 8-K filed on March 26, 2001.

--------------------------------------------------------------------------------

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the exchange notes in any jurisdiction where the offer is not permitted.

     We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.

                                 $200,000,000

                            POGO PRODUCING COMPANY

                               Offer to Exchange

              8 1/4% Series B Senior Subordinated Notes due 2011

                                      for

              8 1/4% Series A Senior Subordinated Notes due 2011


                                  ----------
                                  PROSPECTUS
                                  ----------












                                  May 2, 2001

--------------------------------------------------------------------------------